UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party Other than the Registrant ☐
Check the Appropriate Box
☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12.
National Oilwell Varco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which the transaction applies;

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NATIONAL OILWELL VARCO, INC.
7909 Parkwood Circle Drive
Houston, Texas 77036
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2009

DATE:	Wednesday, May 13, 2009
TIME:	10:00 a.m. (Houston time)
PLACE:	National Oilwell Varco
7909 Parkwood Circle Dr.
Houston, Texas 77036
The 2009 annual meeting of stockholders of National Oilwell Varco, Inc. will be held at the Company’s corporate headquarters located at 7909 Parkwood Circle Drive, Houston, Texas on Wednesday, May 13, 2009, at 10:00 a.m. local time, for the following purposes:
1.	To elect three directors to hold office for a three-year term;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company for 2009;

3.	To consider and act upon an amendment which will increase the number of authorized shares under the National Oilwell Varco, Inc. Long-Term Incentive Plan; and

4.	To consider and act upon any other matters that may properly come before the annual meeting or any postponement or adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2009, AND FOR THE PROPOSAL TO APPROVE AN AMENDMENT WHICH WILL INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE NATIONAL OILWELL VARCO, INC. LONG-TERM INCENTIVE PLAN.
The Board of Directors has set March 23, 2009 as the record date for the annual meeting of the stockholders (“Annual Meeting”). If you were a stockholder of record at the close of business on March 23, 2009, you are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and during ordinary business hours at our offices at 7909 Parkwood Circle Drive, Houston, Texas for a period of ten days prior to the Annual Meeting.
You are cordially invited to join us at the Annual Meeting. However, to ensure your representation, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time if you wish to attend and vote in person.
By Order of the Board of Directors
/s/ Dwight W. Rettig
Dwight W. Rettig
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 1, 2009

NATIONAL OILWELL VARCO, INC.
7909 Parkwood Circle Drive
Houston, Texas 77036
PROXY STATEMENT
Except as otherwise specifically noted in this Proxy Statement, the “Company,” “we,” “our,” “us,” and similar words in this Proxy Statement refer to National Oilwell Varco, Inc.

ANNUAL MEETING:	Date: Wednesday, May 13, 2009
Time: 10:00 a.m. (Houston time)
Place: National Oilwell Varco 7909 Parkwood Circle Dr. Houston, Texas 77036

AGENDA:	Proposal 1: For the election of three nominees as directors of the Company for a term of three years.

Proposal 2: For the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

Proposal 3: For the approval of an amendment which will increase the number of authorized shares under the National Oilwell Varco, Inc. Long-Term Incentive Plan.

RECORD DATE/WHO CAN VOTE:	All stockholders of record at the close of business on March 23, 2009 are entitled to vote. The only class of securities entitled to vote at the Annual Meeting is National Oilwell Varco common stock. Holders of National Oilwell Varco common stock are entitled to one vote per share at the Annual Meeting.

PROXIES SOLICITED BY:	Your vote and proxy is being solicited by the Board of Directors for use at the Annual Meeting. This Proxy Statement and enclosed proxy card is being sent on behalf of the Board of Directors to all stockholders beginning on or about April 1, 2009. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions.

PROXIES:	If your properly executed proxy does not indicate how you wish to vote your common stock, the persons named on the proxy card will vote FOR election of the three nominees for director (Proposal 1), FOR the ratification of the appointment of Ernst & Young LLP as independent auditors (Proposal 2), and FOR the approval of the amendment to the National Oilwell Varco, Inc. Long-Term Incentive Plan (Proposal 3).

REVOKING YOUR PROXY:	You can revoke your proxy at any time prior to the time that the vote is taken at the meeting by: (i) filing a written notice revoking your proxy; (ii) filing another proxy bearing a later date; or (iii) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.

QUORUM:	As of March 23, 2009, there were 418,128,599 shares of National Oilwell Varco common stock issued and outstanding. The holders of these shares have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 209,064,300 votes constitutes a quorum for adopting the proposals at the Annual Meeting. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining a quorum, as will broker non-votes. A broker non-vote occurs when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them.

MULTIPLE PROXY CARDS:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

HOUSEHOLDING:	The U.S. Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the Proxy Card, to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for the Company. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a beneficial stockholder.

COST OF PROXY SOLICITATION:	We have retained InvestorCom, Inc. to solicit proxies from our stockholders at an estimated fee of $4,500, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. The Company will pay for the cost of soliciting proxies. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on Wednesday, May 13, 2009.
The Company’s 2009 Proxy Statement and the Annual Report to Stockholders for the year ended 2008 are also available at:
http://phx.corporate-ir.net/phoenix.zhtml?c=97690&p=irol-reportsannual.
For directions to the Annual Meeting, please contact investor relations at 713-346-7500.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

ELECTION OF DIRECTORS
PROPOSAL NO. 1 ON THE PROXY CARD
The Board of Directors of National Oilwell Varco (the “Board”) is divided into three classes, each class serving a term of three years. Directors whose terms expire this year include: Merrill A. Miller, Jr., Greg L. Armstrong and David D. Harrison.
Merrill A, Miller, Jr., Greg L. Armstrong and David D. Harrison are nominees for directors for a three-year term expiring at the Annual Meeting in 2012, or when their successors are elected and qualified. We believe each of the nominees will be able to serve if elected. However, if any nominee is unable to serve, the remaining members of the Board have authority to nominate another person, elect a substitute, or reduce the size of the Board. Directors whose terms expire in 2010 and 2011 will continue to serve in accordance with their prior election or appointment. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required for Approval
National Oilwell Varco’s Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is fourteen days in advance of when we file our definitive proxy statement with the SEC; this year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws and Corporate Governance Guidelines, each director must submit an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Nominating/Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety days from the date the election results are certified. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.” In 2009, all director nominees are currently serving on the Board.
Information Regarding Nominees for Director for Terms Expiring in 2012:

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Merrill A. Miller, Jr.	58	2009	Mr. Miller has been a Director of the Company since May 2001 and Chairman of the Board since July 22, 2005. He also served as Chairman of the Board from May 2002 through March 11, 2005. He served as the Company’s Chief Operating Officer from November 2000 through March 11, 2005. He has served as President since November 2000 and as Chief Executive Officer since May 2001. He has served in various senior executive positions with National Oilwell since February 1996. Mr. Miller also serves as a director of Chesapeake Energy Corporation, a company engaged in the development, acquisition, production, exploration, and marketing of onshore oil and natural gas properties in the United States.	2001

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Greg L. Armstrong	50	2009	Mr. Armstrong has been a Director of the Company since March 2005. Mr. Armstrong served as a Director of Varco from May 20, 2004 until its merger with the Company on March 11, 2005. Since 1998, he has been the Chairman of the Board and Chief Executive Officer of Plains All American GP LLC, the general partner and controlling entity of Plains All American Pipeline, L.P., a publicly traded master limited partnership engaged in the business of marketing, gathering, transporting, terminalling and storing crude oil. Mr. Armstrong is a member of the National Petroleum Council.	2005

David D. Harrison	61	2009	Mr. Harrison has been a Director of the Company since August 2003. He has served as Executive Vice President and Chief Financial Officer of Pentair, Inc., a diversified manufacturer in water technologies and enclosures businesses, since February 2000 until his retirement in February 2007. He also served as Executive Vice President and Chief Financial Officer of Pentair, Inc. from 1994 to 1996. From 1972 through 1994, Mr. Harrison held various domestic and international finance positions with a combination of General Electric and Borg-Warner Chemicals. Mr. Harrison serves as a director of Navistar International Corporation, a holding company whose wholly owned subsidiaries produce International® brand commercial trucks, MaxxForce brand diesel engines, IC brand school buses, and Workhorse brand chassis for motor homes and step vans. Mr. Harrison also serves as a director of James Hardie Industries, a fibre cement technology company.	2003
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

Information Regarding Continuing Directors:

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Robert E. Beauchamp	49	2011	Mr. Beauchamp has been a Director of the Company since August 2002. Since 1988, he has served in various capacities at BMC Software, Inc., a leading provider of enterprise management solutions, most recently as President and Chief Executive Officer and as Chairman of the Board. During his career with BMC, he also served as senior vice president of research & development, vice president of strategic marketing and corporate development, and director of strategic marketing.	2002

Ben A. Guill	58	2010	Mr. Guill has served as a Director of the Company since 1999. Until April 2007, he was President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Prior to joining First Reserve, Mr. Guill was the Managing Director and Co-head of Investment Banking of Simmons & Company International, an investment-banking firm specializing in the oil service industry. Mr. Guill also serves as a director of the general partner of Cheniere Energy Partners, L.P. and as a director of Trico Marine Services, Inc.	1999

Roger L. Jarvis	55	2010	Mr. Jarvis has been a Director of the Company since February 2002. Since 2007, he has served as Chairman, Chief Executive Officer and President of Common Resources LLC, a privately held company engaged in the business of exploration for and production of hydrocarbons in the United States. He served as President, Chief Executive Officer and Director of Spinnaker Exploration Company, a natural gas and oil exploration and production company, from 1996 and as its Chairman of the Board from 1998, until its acquisition by Norsk Hydro ASA in December 2005.	2002

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Eric L. Mattson	57	2010	Mr. Mattson has been a Director of the Company since March 2005. Mr. Mattson served as a Director of Varco (and its predecessor, Tuboscope Inc.) from January 1994 until its merger with the Company on March 11, 2005. Mr. Mattson is currently an investor in and serves as the Chief Financial Officer of Select Energy Services, LLC, a privately held oil service company located in Gainesville, Texas. Prior to that, Mr. Mattson served as Senior Vice President and Chief Financial Officer of VeriCenter, Inc., a private provider of managed hosting services, since 2003, until its acquisition in August 2007. From November 2002 until October 2003, Mr. Mattson worked as an independent consultant. Mr. Mattson was the Chief Financial Officer of Netrail, Inc., a private Internet backbone and broadband service provider, from September 1999 until November 2002. From July 1993 until May 1999, Mr. Mattson served as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated, a provider of products and services to the oil, gas and process industries.	2005

Jeffery A. Smisek	54	2011	Mr. Smisek has been a Director of the Company since March 2005. Mr. Smisek served as a Director of Varco (and its predecessor, Tuboscope Inc.) from February 1998 until its merger with the Company on March 11, 2005. Mr. Smisek has served as President and a director of Continental Airlines, Inc. since December 2004 and Chief Operating Officer since September 2008. Mr. Smisek previously served Continental Airlines, Inc. as:	2005
			Executive Vice President from March 2003 until December 2004; and Executive Vice President — Corporate from May 2001 until March 2003.

COMMITTEES AND MEETINGS OF THE BOARD
Committees
The Board of Directors had the following standing committees: Audit, Compensation, and Nominating/Corporate Governance.
Number of Meetings Held in 2008

Board of Directors	5
Audit Committee	4
Compensation Committee	3
Nominating/Corporate Governance Committee	2
Attendance at Meetings
Each incumbent director attended at least 75% of the meetings of the Board and committees of which that director was a member.
Audit Committee
Messrs. Harrison (Chairman), Armstrong, Guill and Mattson are the current members of the Audit Committee. All members of this committee are “independent” within the meaning of the rules governing audit committees by the New York Stock Exchange, or NYSE.
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures;

▪	select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors;

▪	monitor the independence and performance of the Company’s independent auditors and internal audit function;

▪	establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal audit function and the Board of Directors;

▪	prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and

▪	monitor the Company’s compliance with legal and regulatory requirements.
A copy of the Audit Committee Charter is available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.

Audit Committee Financial Expert
The Board of Directors has determined that all members of the Audit Committee meet the NYSE standard of having accounting or related financial management expertise and meet the SEC’s criteria of an Audit Committee Financial Expert.
Compensation Committee
Messrs. Smisek (Chairman), Beauchamp and Jarvis are the current members of the Compensation Committee. All members of the Compensation Committee are independent as defined by the applicable NYSE listing standards.
The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers;

▪	approve and evaluate all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company; and

▪	administer all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company.
A copy of the Compensation Committee Charter is available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.
Compensation Committee Interlocks and Insider Participation. Except as provided below, during 2008, Messrs. Smisek, Guill and Jarvis served on the Compensation Committee. None of these members is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.
In February 2008, the Company and Mr. Beauchamp learned that Mr. Beauchamp’s brother-in-law served as Chief Executive Officer of a vendor of the Company. During 2007, this vendor received approximately $3 million in payments from the Company. Due to this relationship, Mr. Beauchamp was no longer considered an independent director under applicable NYSE listing standards. As a result, Mr. Beauchamp resigned from the Compensation Committee effective February 14, 2008, and was replaced by Roger L. Jarvis. However, as of November 12, 2008, Mr. Beauchamp is now considered an independent director under applicable NYSE listing standards. In February 2009, Mr. Beauchamp replaced Mr. Guill on the Compensation Committee.
Nominating/Corporate Governance Committee
Messrs. Beauchamp (Chairman), Jarvis and Smisek are the current members of the Nominating/Corporate Governance Committee. All members of the Nominating/Corporate Governance Committee are independent as defined by the applicable NYSE listing standards.
The Nominating/Corporate Governance Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

▪	ensure that the Board and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to stockholders and the Company;

▪	identify individuals qualified to become Board members and recommend to the Board director nominees for each annual meeting of stockholders and candidates to fill vacancies in the Board;

▪	recommend to the Board annually the directors to be appointed to Board committees;

▪	monitor, review, and recommend, when necessary, any changes to the Corporate Governance Guidelines; and

▪	monitor and evaluate annually the effectiveness of the Board and management of the Company, including their effectiveness in implementing the policies and principles of the Corporate Governance Guidelines.
A copy of the Nominating/Corporate Governance Committee Charter is available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.
In February 2008, the Company and Mr. Beauchamp learned that Mr. Beauchamp’s brother-in-law served as Chief Executive Officer of a vendor of the Company. During 2007, this vendor received approximately $3 million in payments from the Company. Due to this relationship, Mr. Beauchamp was no longer considered an independent director under applicable NYSE listing standards. As a result, Mr. Beauchamp resigned from the Nominating/Corporate Governance Committee effective February 14, 2008, and was replaced by Eric L. Mattson. However, as of November 12, 2008, Mr. Beauchamp is now considered an independent director under applicable NYSE listing standards. In February 2009, Mr. Beauchamp replaced Mr. Mattson on the Nominating/Corporate Governance Committee, and replaced Mr. Jarvis as Chairman of the Nominating/Corporate Governance Committee.
Director Nominees
The Nominating/Corporate Governance Committee has the responsibility of identifying candidates for election as directors, reviewing background information relating to candidates for director, and recommending to the Board of Directors nominees for directors to be submitted to stockholders for election. It is the policy of the committee to consider director candidates recommended by stockholders. Nominees to be evaluated by the Nominating/Corporate Governance Committee are selected by the committee from candidates recommended by multiple sources, including other directors, management, stockholders, and candidates identified by independent search firms (which firms may be paid by the Company for their services), all of whom will be evaluated based on the same criteria. As of March 23, 2009, we had not received any recommendations from stockholders for potential director candidates. All of the current nominees for director are standing members of the Board that are proposed by the entire Board for re-election. Written suggestions for nominees should be sent to the Secretary of the Company at the address listed below.
The Board of Directors believes that nominees should reflect the following characteristics:
▪	have a reputation for integrity, honesty, candor, fairness and discretion;

▪	be knowledgeable, or willing to become so quickly, in the critical aspects of the Company’s businesses and operations;

▪	be experienced and skillful in serving as a competent overseer of, and trusted advisor to, the senior management of at least one substantial enterprise; and

▪	have a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of the Company’s operations and interests.

Any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors if timely written notice in proper form of the intent to make a nomination at the Annual Meeting is received by the Company at National Oilwell Varco, Inc., 7909 Parkwood Circle Drive — 7th Floor, Houston, TX 77036, Attention: Dwight W. Rettig, Secretary. The notice must be received no later than April 11, 2009 — 10 days after the first public notice of the Annual Meeting is first sent to stockholders. To be in proper form, the notice must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board of Directors.

AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic combined and separate meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.
The Board of Directors has determined that all of the members of the Audit Committee are independent based on the guidelines set forth by the NYSE and SEC rules for the independence of Audit Committee members. The Audit Committee held four (4) meetings in 2008, and at each regularly scheduled quarterly meeting met in executive session with both the internal audit director and the independent audit partner, without management being present. In addition, the Audit Committee reviewed with management and the independent auditors the Company’s quarterly earnings releases and financial statements prior to filing or release.
The Audit Committee reviewed and discussed with senior management the audited financial statements included in the Company’s Annual Report on Form 10-K. Management has confirmed to the Audit Committee that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles.
The Audit Committee discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as may be modified or supplemented. SAS No. 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements. In addition, the Audit Committee reviewed with Ernst & Young their judgment as to the quality, not just the acceptability, of the Company’s accounting principles.
The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communication with the Audit Committee concerning independence, and has discussed Ernst & Young’s independence with Ernst & Young.
Based on the review of the financial statements, the discussion with Ernst & Young regarding SAS No. 61, the discussion with Ernst & Young of the applicable requirements of the Public Company Accounting Oversight Board concerning independence, and receipt from them of the required written disclosures, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2008 Annual Report on Form 10-K.

Notwithstanding the foregoing, the Audit Committee’s charter clarifies that it is not the Audit Committee’s duty to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of financial statements in accordance with GAAP. Management is also responsible for assuring compliance with laws and regulations and the Company’s corporate policies, subject to Audit Committee’s oversight in the areas covered by the Audit Committee’s charter. The independent auditors are responsible for expressing opinions on those financial statements and on the effectiveness of the Company’s internal control over financial reporting.
Members of the Audit Committee
David D. Harrison, Committee Chairman
Greg L. Armstrong
Ben A. Guill
Eric L. Mattson

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 2 ON THE PROXY CARD
Information Regarding our Independent Auditors
The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP as independent auditors for 2009. Stockholders are being asked to vote upon the ratification of the appointment. Representatives of Ernst & Young will attend the Annual Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.
Vote Required for Approval
The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast on the meeting. In accordance with NYSE rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions, which will be counted as votes present for the purpose of determining a quorum, will have the effect of a vote against the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the ratification of the appointment of Ernst & Young LLP as independent auditors.
Audit Fees
The Audit Committee pre-approves all services provided by the Company’s independent auditors to the Company and its subsidiaries. Consideration and approval of such services generally occurs in the regularly scheduled quarterly meetings of the Audit Committee. The Audit Committee has delegated the Chairman of the Audit Committee to pre-approve allowed non-audit services, subject to review by the full committee at the next regularly scheduled meeting. The Audit Committee has considered whether the provision of all services other than those rendered for the audit of the Company’s financial statements is compatible with maintaining Ernst & Young’s independence and has concluded that their independence is not compromised.
The following table sets forth Ernst & Young LLP’s fees for services rendered during 2007 and 2008. All services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

	2008	2007
	(in thousands)
Audit Fees	$6,626	$4,941
Audit Related Fees(1)	237	90
Tax Fees(2)	1,814	1,704
All Other Fees	—	—

Total	$8,677	$6,735

(1)	Consists primarily of fees for employee benefit plans, due diligence related to acquisition transactions, and international accounting consultations.

(2)	Consists primarily of fees for compliance, planning and advice with respect to various domestic and foreign corporate tax matters.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE LONG-TERM INCENTIVE PLAN — PROPOSAL NO. 3 ON THE PROXY CARD
In 2005, the stockholders approved the National Oilwell Varco Long-Term Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan was proposed as a result of the Company’s merger with Varco International, Inc.
As of March 23, 2009, there were 1,402,551 shares remaining available for future grants under the Equity Incentive Plan. The Equity Incentive Plan is the only Company equity plan from which shares remain available for future grants. The Compensation Committee of the Board of Directors and the Board itself considers this number to be inadequate to achieve the stated purpose of the Equity Incentive Plan in the future; namely, to promote the long-term financial interests of the Company by: (i) encouraging directors, officers and employees of the Company to acquire an ownership position in the Company; (ii) enhancing the ability of the Company to attract and retain directors, officers and key employees of outstanding ability; and (iii) providing directors, officers and key employees with an interest in the Company aligned with that of the Company’s stockholders.
The Board has approved, and stockholders are being asked to approve, an amendment to the Equity Incentive Plan, the text of which is provided as Appendix I to this Proxy Statement, which would increase by 10,500,000 the number of authorized shares available under the Equity Incentive Plan. This increase would result in 11,902,551 shares being available for future grants, including the number of shares remaining available on March 23, 2009.
The Equity Incentive Plan provides for long-term compensation and incentive opportunities for directors, executives and key employees of the Company and its subsidiaries. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as stock options and restricted stock grants are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company.
As of March 23, 2009, there were 10,838,633 shares reserved for issuance under the Equity Incentive Plan upon the vesting of restricted stock grants and the exercise of existing option grants. As of March 23, 2009, there were 2,198,346 shares and 10,667,626 shares reserved for issuance under all Company equity plans (including the Equity Incentive Plan and all discontinued Company equity plans) upon the vesting of restricted stock grants and the exercise of existing option grants, respectively. As of March 23, 2009, the weighted-average exercise price and the weighted-average remaining term for the Company’s outstanding stock options under all Company equity plans were $33.92 and 7.91 years, respectively.
As of March 23, 2009, there were 418,128,599 shares of National Oilwell Varco common stock issued and outstanding.
Vote Required for Approval
The proposal of an amendment which will increase the number of shares authorized under the Equity Incentive Plan will require approval by a majority of the votes cast on the meeting. Abstentions, which will be counted as votes present for the purpose of determining a quorum, will have the effect of a vote against the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the amendment which will increase the number of shares authorized under the Equity Incentive Plan.

Description of the Plan
The following summary describes briefly the principal features of the Equity Incentive Plan, and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is provided as Appendix II to this Proxy Statement.
General Terms
The purpose of the Equity Incentive Plan is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging directors, officers and employees of the Company and its affiliates to acquire an ownership position in the Company, by enhancing the ability of the Company to attract and retain directors, officers and key employees of outstanding ability, and by providing directors, officers and key employees with an interest in the Company aligned with that of the Company’s stockholders. It is not possible to determine at this time the number of shares of Company common stock covered by options or restricted stock awards that may be granted in the future under the Equity Incentive Plan to any employee.
Administration
Generally, the Equity Incentive Plan will be administered by the Compensation Committee, which is and will be composed of independent directors of the Company. The Board will administer the Equity Incentive Plan as to awards to members of the Board. In addition, the Compensation Committee has the authority to delegate to one or more members of the Board or one or more officers of the Company the power to administer the plan as to employees, other than persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
The Compensation Committee will have full authority, subject to the terms of the Equity Incentive Plan, to establish rules and regulations for the proper administration of the Equity Incentive Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards.
Eligibility
All employees, consultants and directors of the Company and its affiliates are eligible to participate in the Equity Incentive Plan. The selection of those employees, consultants and directors, from among those eligible, who will receive awards is within the discretion of the Compensation Committee.
Term of the Plan
The Equity Incentive Plan will terminate on September 13, 2014, after which time no additional awards may be made or options granted under the Equity Incentive Plan.
Number of Shares Subject to Equity Incentive Plan and Award Limits
No participant may receive awards with respect to more than 1,000,000 shares in any calendar year; provided, however, to the extent the 1,000,000 share limit is not awarded to any participant with respect to any calendar year, the amount not so awarded but permitted for such participant shall be available for award to such participant during any subsequent calendar year. The limitation described in the preceding sentence may be adjusted upon a reorganization, stock split, recapitalization or other change in the Company’s capital structure. The maximum amount of awards denominated in cash that may be granted to any participant during any calendar year may not exceed $2,000,000.
To the extent that an award terminates, expires, lapses, is settled in cash or repurchased for any reason, any shares subject to the award may be used again for new grants under the Equity Incentive Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the Equity Incentive Plan.
A total of 1,402,551 shares are available for future grants under the Equity Incentive Plan as of March 23, 2009.
Types of Awards
The Equity Incentive Plan permits the granting of any or all of the following types of awards (“Awards”): (1) stock options, (2) restricted stock, (3) performance awards, (4) phantom shares, (5) stock appreciation rights, (6) stock payments, and (7) substitute awards.
Stock Options
The term of each option will be as specified by the Compensation Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the Award agreement that evidences each option grant. The Compensation Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an option may vest and be exercised. The period during which an option is exercisable shall be set forth in the Award agreement. No portion of an option which is unexercisable at termination of the participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Compensation Committee either in the Award agreement or by action following the grant of the option.
The option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the option is granted, except for adjustments for certain changes in the Company’s common stock.
The Compensation Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, other shares of Company common stock owned by the optionee for at least six months prior to exercise (unless waived by the Compensation Committee), shares issuable upon option exercise, other securities or property, a note, withholding of shares, or by a combination thereof. The Equity Incentive Plan also allows the Compensation Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless broker exercise of an option. No participant who is a member of the board of directors or an executive officer shall be permitted to pay the exercise price or tax withholding obligation of an option or any other Award in any method that would violate Section 13(k) of the Exchange Act.
Restricted Stock
Awards may be granted in the form of restricted stock (“Restricted Stock Award”). Restricted Stock Awards may be awarded in such numbers and at such times as the Compensation

Committee may determine. Restricted Stock Awards will be subject to certain terms, conditions or restrictions, including vesting terms that may be linked to performance criteria or other specified criteria including passage of time.
The Compensation Committee may, in its discretion, waive any restrictions on any outstanding Restricted Stock Award as of a date determined by the Compensation Committee, but the Compensation Committee may not in general take any action to waive restrictions on a Restricted Stock Award that has been granted to a covered employee (within the meaning of Section 162(m) of the Internal Revenue Code) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code.
Performance Awards
The Compensation Committee may, in its sole discretion, grant Performance Awards under the Equity Incentive Plan that may be paid in cash, Company common stock, or a combination thereof as determined by the Compensation Committee. At the time of the grant, the Compensation Committee will establish the maximum dollar amount of each Performance Award, the performance goals which may be linked to performance criteria or other specified criteria, including passage of time, and the performance period over which the performance goals will be measured.
Following the end of the performance period, the Compensation Committee will determine and certify in writing the amount payable to the holder of the Performance Award based on the achievement of the performance goals for such performance period. Payment shall be made in cash and/or in shares of Company common stock, in a lump sum or in installments, following the close of the performance period or at such later deferral date elected by the participant, each as prescribed by the Compensation Committee.
Phantom Shares
Phantom Shares under the Equity Incentive Plan are awards of, or rights to receive amounts equal to, a specified number of shares of Company common stock over or following a specific period of time. Such awards may be subject to fulfillment of conditions, which may be linked to performance criteria or other specified criteria, including the passage of time, if any, as the Compensation Committee may specify.
Payment of Phantom Shares may be made in cash, Company common stock, or a combination thereof and shall be paid in a lump sum or installments, following the close of the performance period or at such later deferral date elected by the participant each as prescribed by the Compensation Committee. Any payment to be made in cash will be based on the fair market value of the Company common stock on the payment date.
SARs
The Compensation Committee may grant to employees, consultants and directors Stock Appreciation Rights (“SAR”), which consist of a right to receive amounts equal to the share appreciation in the Company’s common stock over a period of time. The payment may be made in shares of Company common stock, cash or both. A SAR may be granted (a) in connection and simultaneously with the grant of an option, (b) with respect to a previously granted option, or (c) independent of an option.

Stock Payments
Stock Payments may be awarded in such number of shares of Company common stock and may be based upon performance criteria or other specific criteria, if any, as determined appropriate by the Compensation Committee, determined on the date such Stock Payment is made or on any date thereafter. Stock Payments may be made as part of any bonus, deferred compensation or other arrangement, in lieu of all or any portion of such compensation.
Substitute Awards
The Compensation Committee may also grant to individuals who become employees, consultants or directors of the Company or its subsidiaries in connection with a merger or other corporate transaction awards under the Equity Incentive Plan in substitution of an award such person may have held under his or her prior employer’s plan. It is expected that a substitute award will have substantially the same terms as the award it replaces.
Miscellaneous
The Compensation Committee may amend or modify the Equity Incentive Plan at any time; provided, however, that stockholder approval will be obtained for any amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares available, or (iii) to permit the exercise price of any outstanding option or SAR that is “underwater” to be reduced or for an “underwater” option or SAR to be cancelled and replaced with a new Award. The Company’s Corporate Governance Guidelines do not permit the repricing of options.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2005 LONG-TERM INCENTIVE PLAN.

CORPORATE GOVERNANCE
National Oilwell Varco’s Board of Directors is committed to promoting transparency in reporting information about the Company, complying with the spirit as well as the literal requirements of applicable laws, rules and regulations, and corporate behavior that conforms to corporate governance standards that substantially exceed the consensus view of minimum acceptable corporate governance standards. The Board of Directors adopted Corporate Governance Guidelines which established provisions for the Board’s composition and function, Board committees and committee membership, evaluation of director independence, the roles of the Chairman of the Board, the Chief Executive Officer and the Lead Director, the evaluation of the Chief Executive Officer, regular meetings of non-management directors, board conduct and review, selection and orientation of directors, director compensation, access to management and independent advisors, and annual review of the Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section. The Company will furnish print copies of the Corporate Governance Guidelines, as well as its Committee charters, to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Dwight W. Rettig, Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036.
Director Independence
The Corporate Governance Guidelines address, among other things, standards for evaluating the independence of the Company’s directors. The Board undertakes an annual review of director independence and considers transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its affiliates, including those reported under “Certain Relationships and Related Transactions” in this Proxy Statement. In February 2009, as a result of this annual review, the Board affirmatively determined that a majority of the members of the Board of Directors are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines. The following directors were affirmed as independent: Greg L. Armstrong, Robert E. Beauchamp, Ben A. Guill, David D. Harrison, Roger L. Jarvis, Eric L. Mattson, and Jeffery A. Smisek.
Lead Director
The non-management members of the Board of Directors have appointed Greg L. Armstrong as Lead Director. The Lead Director is responsible for developing the agenda for, and presiding over the executive sessions of, the Board’s non-management directors, and for acting as principal liaison between the non-management directors and the chief executive officer on matters dealt with in executive session.
Policies on Business Ethics and Conduct
The Company has a long-standing Business Ethics Policy. In April 2003, the Board adopted the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers. These codes are designed to focus the Board and management on areas of ethical risk, provide guidance to personnel to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to foster a culture of honesty and accountability. As set forth in the Corporate Governance Guidelines, the Board may not waive the application of the Company’s policies on business ethics and conduct for any Director or Executive Officer. Copies of the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers, as well as the code of ethics applicable to employees of the Company, are available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section. The Company will furnish print copies of these Codes to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Dwight W. Rettig, Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036.
Communications with Directors
The Board has provided a process for interested parties to communicate with our non-management directors. Parties wishing to communicate confidentially with our non-management directors may do so by calling 1-800-372-3956. This procedure is described on the Company’s website, www.nov.com, in the Investor Relations/Corporate Governance section. Calls to this number will be answered by an independent, automated system 24 hours a day, 365 days a year. A transcript of the call will be delivered to a member of the Audit Committee. Parties wishing to send written communications to the Board, other than sales-related communications, should send a letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas, 77036. All such communications will be forwarded to the Board member or members specified.
Director Attendance at Annual Meetings
The Company does not have a formal policy with respect to director attendance at annual stockholder meetings. In 2008, all members of the Board were in attendance at the annual meeting.
NYSE Corporate Governance Matters
As a listed company with the NYSE, our Chief Executive Officer, as required under Section 303A.12(a) of the NYSE Listed Company Manual, must certify to the NYSE each year whether or not he is aware of any violation by the company of NYSE Corporate Governance listing standards as of the date of the certification. On May 16, 2008, the Company’s Chief Executive Officer submitted such a certification to the NYSE which stated that he was not aware of any violation by the Company of the NYSE Corporate Governance listing standards.
On March 2, 2009, the Company filed its 2008 Form 10-K with the SEC, which included as Exhibits 31.1 and 31.2 the Chief Executive Officer and Chief Financial Officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

EXECUTIVE OFFICERS
The following persons are our current executive officers. The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors. None of the executive officers, directors, or nominees for director has any family relationships with each other.

Name	Age	Position	Biography
Merrill A. Miller, Jr.	58	President and Chief Executive Officer	Mr. Miller has served as the Company’s President since November 2000, Chief Executive Officer since May 2001 and Chairman of the Board since July 22, 2005. Mr. Miller also served as Chairman of the Board from May 2002 through March 11, 2005. He served as the Company’s Chief Operating Officer from November 2000 through March 11, 2005. He has served in various senior executive positions with the Company since February 1996. Mr. Miller also serves as a director of Chesapeake Energy Corporation, a company engaged in the development, acquisition, production, exploration, and marketing of onshore oil and natural gas properties in the United States.

Robert W. Blanchard	47	Vice President, Corporate Controller and Chief Accounting Officer	Mr. Blanchard has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since May, 2005. Mr. Blanchard served as Controller of Varco from 1999 and as its Vice President from 2002 until its merger with the Company on March 11, 2005.

Mark A. Reese	50	President — Rig Technology	Mr. Reese has served as President — Rig Technology since August 2007. Mr. Reese served as President — Expendable Products from January 2004 to August 2007. He served as President of the Company’s Mission Products Group from August 2000 to January 2004. From May 1997 to August 2000 he was Vice President of Operations for the Company’s Distribution Services Group.

Dwight W. Rettig	48	Senior Vice President, General Counsel and Secretary	Mr. Rettig has served as the Company’s Senior Vice President since February 2009, as the Company’s Vice President and General Counsel since February 1999, and from February 1998 to February 1999 as General Counsel of the Company’s Distribution Services Group.

Name	Age	Position	Biography
Clay C. Williams	46	Executive Vice President and Chief Financial Officer	Mr. Williams has served as the Company’s Executive Vice President since February 2009, and as the Company’s Senior Vice President and Chief Financial Officer since March 2005. He served as Varco’s Vice President and Chief Financial Officer from January 2003 until its merger with the Company on March 11, 2005. From May 2002 until January 2003, Mr. Williams served as Varco’s Vice President Finance and Corporate Development. From February 2001 until May 2002, and from February 1997 until February 2000, he served as Varco’s Vice President—Corporate Development. Mr. Williams serves as a director of Benchmark Electronics, Inc., a company engaged in providing electronic manufacturing services in the United States and internationally.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners
Based on information filed with the SEC as of the most recent practicable date, this table shows the number and percentage of shares beneficially owned by owners of more than five percent of the outstanding shares of the stock of the Company at December 31, 2008. The number and percentage of shares beneficially owned is based on 417,350,924 shares outstanding as of December 31, 2008.

	No. of	Percent
5% Owners	Shares	of Class
FMR LLC (1)	26,795,968	6.42%
82 Devonshire Street
Boston, MA 02109

(1)	Shares owned at December 31, 2008, as reflected in Amendment No. 11 to Schedule 13G filed with the SEC on February 17, 2009. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”), is the beneficial owner of 25,597,123 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”). Edward C. Johnson 3d and FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 25,597,123 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 49,225 shares beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 17,140 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 17,140 shares and sole power to vote or to direct the voting of 17,140 shares of common stock owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 848,163 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 848,163 shares and sole power to vote or to direct the voting of 808,245 shares owned by the institutional accounts managed by PGATC. FIL Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the “International Funds”) and certain institutional investors. FIL Limited is the beneficial owner of 284,317 shares.

Security Ownership of Management
This table shows the number and percentage of shares of the Company’s stock beneficially owned as of March 23, 2009 by each of our current directors and executive officers and by all current directors and executive officers as a group. The number and percentage of shares beneficially owned is based on 418,128,599 shares outstanding as of March 23, 2009. Beneficial ownership includes any shares as to which the director or executive officer has the right to acquire within 60 days of March 23, 2009 through the exercise of any stock option, warrant or other right. Each stockholder has sole voting and investment power, or shares these powers with his spouse, with respect to the shares beneficially owned.

	Shares Beneficially Owned
		Outstanding
		Options
	Number of	Exercisable
	Common	Within 60	Percent
Name of Individual	Shares(1)	Days	of Class*
Greg L. Armstrong	11,481	34,999	*
Robert E. Beauchamp	8,837	29,999	*
Robert W. Blanchard	48,267	36,666	*
Ben A. Guill	25,451	34,999	*
David D. Harrison	10,137	49,999	*
Roger L. Jarvis	8,875	74,999	*
Eric L. Mattson	26,647	61,759	*
Merrill A. Miller, Jr.	550,322	284,333	*
Mark A. Reese	53,767	36,666	*
Dwight W. Rettig	45,767	36,666	*
Jeffery A. Smisek	22,525	26,341	*
Clay C. Williams	137,632	204,036	*
All current directors and executive officers as a group (12 persons)	949,708	911,462	*

*	Less than 1 percent.

(1)	Includes shares deemed held by executive officers and directors in the Company’s 401(k) plans and deferred compensation plans.

COMPENSATION DISCUSSION AND ANALYSIS
General Overview
National Oilwell Varco’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes specific compensation levels for the Company’s executive officers and administers the Company’s long-term incentive award plans. The Compensation Committee’s objective regarding executive compensation is to design and implement a compensation program that will attract and retain the best available individuals to serve on the Company’s executive team and properly incentivize those executives to achieve the Company’s short-term and long-term financial and operational goals. To this end, the Compensation Committee strives to provide compensation packages for key executives that offer compensation opportunities in the median range of oilfield service companies described below. Data sources reviewed by the Compensation Committee and its independent compensation consultants include industry survey groups, national survey databases, proxy disclosures and general trend data, which are updated annually. The Compensation Committee reviews all elements of executive compensation both separately and in the aggregate.
Components of the executive compensation program for 2008 were base salary, participation in the Company’s annual cash incentive (bonus) plan and the grant of non-qualified stock options and performance-based restricted stock awards (long-term incentives).
Compensation Philosophy
The Company believes it is important for each executive to have a set amount of cash compensation, in the form of base salary, that is not dependent on the performance or results of the Company. The Company recognizes that a certain amount of financial certainty must be provided to its executives as part of their compensation.
While the Company believes a competitive base salary is needed to attract and retain talented executives, the Company’s compensation program also places a strong emphasis on annual and long-term incentives to align the executive’s interests with stockholder value. The annual and long-term incentives are calculated and paid based primarily on financial measures of profitability and stockholder value creation. Executives of the Company have the incentive of increasing the Company’s profitability and stockholder return in order to earn a major portion of their compensation package.
The Company seeks to structure a balance between achieving strong short-term annual results and ensuring the Company’s long-term success and viability. The Company wants each of its executives to balance his focus between the Company’s day-to-day operational performance and the Company’s long-term goals and strategies. To reinforce the importance of balancing these perspectives, the Company’s executives are provided both short and long-term incentives.
Base salary is designed to compensate the executive for his performance of his normal, everyday job functions. The Company’s annual cash incentive (bonus) plan and long-term incentives are designed to reward the executive for executing business plans that will benefit the Company in the short and long-term. The Company believes that the mix of short and long-term incentives allows the Company to deliver results aligned with the interests of stockholders. Stock options create a focus on share price appreciation, while the annual cash incentive (bonus) and performance-based restricted stock awards emphasize financial performance, both absolute and relative.

Given the inherent nature of this form of compensation, the Company understands that its annual cash incentives and long-term compensation will result in varying compensation for its executives each year. Because of this, the Company has tried to design its annual cash incentives and long-term compensation program in such a way to provide substantive financial benefits to its executives during times when the Company’s financial and operational performance is strong, while motivating executives to stay with the Company during times when the Company’s performance may not be as strong.
There are no compensation policy differences among the individual executives, except that the more senior officers, such as the chief executive officer, receive higher compensation consistent with their increased responsibilities. These differences are considered in connection with the compensation analysis performed by the Compensation Committee.
Competitive Positioning
Because of these goals and objectives for executive compensation, the Company believes each element of compensation should be properly designed, as well as competitive with the marketplace, to incentivize its executives in the manner stated above.
As part of its process to establish compensation levels for the Company’s named executive officers, the Compensation Committee compares total compensation and base salary for each of its named executive officers against the median total compensation and median base salary earned by comparable executive officers at the companies in the designated peer group. When analyzing peer group data, the Compensation Committee does not establish a specific numeric range around the median data points, which it considers reasonable or acceptable. Rather, in setting compensation for any particular named executive officer, the Compensation Committee considers any variance from the median, taking into account other factors as discussed below, and determines whether such variance is appropriate. If the Compensation Committee determines that any variance is unwarranted, the Compensation Committee will make appropriate adjustments to the compensation levels.
The Company does not target a specific percentile of its designated peer group for its annual cash incentive compensation or its long-term equity compensation. The Compensation Committee recognizes that these elements of compensation can vary significantly in value from year to year, making comparisons to peer group data less meaningful.
In January 2008, the Company conducted a review of senior executive compensation, using the following peer group against which to compare executive pay: Baker Hughes, Inc.; Cameron International Corporation; FMC Technologies Inc.; Grant Prideco, Inc.; Halliburton Co.; Schlumberger Ltd.; Smith International, Inc.; and Weatherford International Ltd. The peer group consisted of companies in the oilfield services sector with varying ranges of market capitalization and revenues. The Company’s revenue and market capitalization prior to the time of such review were each near the median revenue and median market capitalization, respectively, for the peer group. The peer group was used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to those of the Company and have businesses that compete with the Company for executive talent. Benchmarking and aligning base salaries are critical to a competitive compensation program.
The Company analyzed and compared each position’s responsibilities and job title to develop competitive market data based on data from proxy statements. The Company’s proxy analysis focused on the top five executives. The executive compensation review covered the following elements of compensation: base salaries, annual bonuses, and equity compensation.

The Company generated data on elements of the Company’s compensation program compared to the market 50th percentile, the market 65th percentile and market 75th percentile of the designated peer group. For total direct compensation (total cash compensation plus long-term incentive compensation), the Company compared the Company named executive officers’ total direct compensation for 2007 with the market 50th percentile, market 65th percentile and market 75th percentile for comparable executive officers in the designated peer group. Based on the compiled data and the comparisons prepared by the Company, the Compensation Committee, in consultation with Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant (“Frederic Cook”), determined that the total direct compensation for the Company’s named executive officers relative to the designated peer group was near the median range of the designated peer group, except for Mr. Miller, whose total direct compensation was significantly below the median range of the designated peer group. The deviation for Mr. Miller’s total direct compensation was due in part to Mr. Miller declining to have his base salary adjusted in 2006 and 2007, as well as the variable nature and value of long-term incentive compensation.
Components of Compensation
The following describes the elements of the Company’s compensation program for 2008, why they were selected, and how the amounts of each element were determined.
Base Salary
Base salaries provide executives with a set level of monthly cash income. While the Compensation Committee is aware of competitive levels, actual salary levels are based on factors including individual performance and level and scope of responsibility. The Company does not give specific weights to these factors. The Compensation Committee determines median base salary levels by having Frederic Cook conduct a comprehensive review of information provided in proxy statements filed by oilfield service companies with varying ranges of market capitalization and revenues. Generally, each executive is reviewed by the Compensation Committee individually on an annual basis. Salary adjustments are based on the individual’s experience and background, the individual’s performance during the prior year, the general movement of salaries in the marketplace, our financial position and, for each executive other than the chief executive officer, the recommendations of our chief executive officer. The Compensation Committee does not establish specific, individual goals for the Company’s named executive officers, other than the chief executive officer (see “Compensation of the Chief Executive Officer” below for a discussion of the chief executive officer’s goals). The Compensation Committee’s analysis of the individual performance of any particular named executive officer, other than the chief executive officer, is subjective in nature and takes into account the recommendations of the chief executive officer. As a result of these factors, an executive’s base salary may be above or below the targeted median at any point in time.
In Feburary 2008, the Compensation Committee reviewed with Frederic Cook base salary adjustment recommendations made by the chief executive officer for the other named executive officers. The Compensation Committee considered each named executive officer’s base salary relative to his peers. The Compensation Committee also considered in its review of base salary compensation for the top five executives the scope and size of the Company and the financial and operating performance of the Company during 2007. The Compensation Committee also considered that the Company’s named executive officers’ last base salary adjustments occurred in February 2006.

Based on these factors, the Company’s named executive officers, other than its chief executive officer, received the following salary increases in 2008: Mr. Williams — from $500,000 to $550,000; Mr. Reese — from $385,000 to $490,000; Mr. Rettig — from $350,000 to $450,000; and Mr. Blanchard — from $240,000 to $300,000. The Compensation Committee noted that those base salary adjustments would put the listed executives’ base salary pay in or near the median base salary range. The salary adjustments in 2008 were made as a result of the successful financial and operating performance of the Company and the Company’s growth in size during 2007. The Compensation Committee agreed that in making such base salary adjustments, it was not deviating from the Company’s stated philosophy of maintaining executive compensation in the median range of other similarly situated oilfield service companies.
Annual Incentive Award
The objectives of the Company’s annual cash incentive bonus plan are to incent performance to achieve the Company’s corporate growth and profitability goals, encourage smart investments and prudent employment of capital, and provide competitive compensation packages to attract and retain management talent.
Substantially all exempt employees, including executive officers, participated in the Company’s annual incentive plan in 2008, aligning a portion of each employee’s cash compensation with Company performance against a predetermined operating profit target. As in prior years, the incentive plan provided for cash awards if objectives related to the Company’s achievement of a certain specified operating profit target based on the Company’s financial plan were met. The Company’s annual financial plan, including the Company’s target operating profit level, is established through a comprehensive budget and financial planning process, which includes a detailed analysis of the Company’s market outlook and available strategic alternatives, and is approved by the Board each year.
The designated performance objective under the incentive plan is the Company’s operating profit. Each participant is assigned a target level percentage bonus, which ranges from 5% to 100% of salary, depending on the level of the participant. There are three multiplier levels of the target level percentage bonus set under the incentive plan using this single performance metric — minimum (10%), target (100%) and maximum (200%). Based on the Company’s annual financial plan, each level is assigned a specified operating profit net of the bonus expense. Entry level is the “minimum” level of operating profit for which the Company provides an annual incentive payout. If the Company’s operating profit is less than the entry level threshold, then there is no payout in that fiscal year. If the Company achieves the entry level threshold, the “minimum” level payout of 10% of the target level percentage bonus is earned. The target multiplier level (100% of the participant’s applicable percentage of base salary) is earned when the target operating profit is reached by the Company. For the “maximum” level multiplier of 200% of the target level percentage bonus to occur, the Company’s operating profit must equal or exceed the maximum operating profit goal that was set for the incentive plan. Results falling between the stated thresholds of minimum, target and maximum will result in an interpolated, or sliding scale payout.
The Compensation Committee believes the use of operating profit as the designated performance objective under the incentive plan best aligns the interests of the Company’s stockholders and the Company’s executive officers. The “target” objective is set at the target operating profit level provided under the Company’s annual financial plan approved by the Board. The “target” objective is set at a level that the Company believes is challenging to meet but achievable if the Company properly executes its operational plan and market conditions are as forecasted by the Company at the beginning of the year. The “minimum” and “maximum” level of operating profit under the incentive plan are set based off of the “target” objective, so that the “minimum” objective is approximately 80% of the “target” objective and the “maximum” objective is approximately 110% of the “target” objective. The Compensation Committee believes this objective, formulaic measure allows the “minimum” objective to be set at a level that the Company can achieve even if forecasted market conditions are not as favorable as anticipated and/or the Company’s operational plan is not executed as efficiently as planned. The “minimum” objective serves to motivate the Company’s executives to continue to work towards executing the Company’s operational plan if market conditions, which are generally outside the control of the Company, are not as favorable as forecasted. The Compensation Committee believes this objective, formulaic measure allows the “maximum” objective to be set at a level that would be very challenging for the Company to achieve. The Compensation Committee believes that, for the “maximum” objective to be achieved, a combination of market conditions being more favorable than initially forecasted and the Company executing its operational plan in a highly efficient manner would need to occur.
All participants in the incentive plan have a minimum of 25% of their bonus awards tied to the Company’s consolidated corporate operating profit, while senior executives, including business unit heads, have a minimum of 50% of their bonus awards tied to the Company’s consolidated corporate operating profit, with the remainder of their bonus awards, if applicable, tied to their business unit performance. 100% of each named executive officer’s annual bonus award is tied to the operating profit of the Company. Participant award opportunities will vary depending upon individual levels of participation in the incentive plan (participation level). The Company designed the incentive plan with the idea that a portion of each executive’s cash compensation should be tied to the financial and operating performance of the Company.
Payouts are calculated by multiplying (A) the performance result multiplier which can be anywhere from 10% (minimum) to 100% (target) to 200% (maximum), depending on operating profit performance by (B) the participant’s base salary by (C) the participant’s designated target percentage of base salary (participation level). For 2008, the chief executive officer’s participation level was 100%, the chief financial officer’s participation level was 80%, and the other executive officers’ participation level was 75%. These participation level percentages are based on each executive’s level of responsibility for the Company’s financial performance.
The following examples calculate an annual incentive award payment for Mr. Miller assuming (1) the Company’s 2008 operating profit was equal to the operating profit target set under the incentive plan and (2) the Company’s 2008 operating profit exceeded the maximum operating profit target set under the incentive plan:
(1)	100% (performance result) x $950,000 (base salary) x 100% (participation level) = $950,000

(2)	200% (performance result) x $950,000 (base salary) x 100% (participation level) = $1,900,000
Additionally, certain key executives, including all executive officers, were subject to a 25% maximum adjustment to their bonus payouts. If a predetermined capital employed target (defined as total assets, excluding cash, minus total liabilities, excluding debt) was exceeded, the bonus payout would be reduced by up to 25%. If a predetermined capital employed target was not exceeded, the bonus payout would be increased by up to 25%; provided that in no event may the 200% maximum target incentive amount be exceeded. The Compensation Committee does not have the discretion to increase or decrease payouts under the Company’s annual cash incentive bonus plan.

Based on the Company’s financial results — the Company’s actual operating profit for 2008 exceeded the “target” operating profit set under the Company’s annual incentive plan, but was below the maximum operating profit target, and after taking into account the capital employed modifier - bonus payments were made to the Company’s named executive officers, other than its chief executive officer, as follows: Mr. Williams — $845,708; Mr. Rettig — $648,696; Mr. Reese — $589,971; and Mr. Blanchard — $432,464. These bonus payouts reflected the strong financial performance the Company achieved in 2008.
The Company’s annual incentive plan is designed to reward its executives in line with the financial performance of the Company on an annual basis. When the Company is achieving strong financial results, its executives will be rewarded well through its annual incentive plan. The Company believes this structure helps keep the executives properly motivated to continue helping the Company achieve these strong results. While the executives’ financial benefit is reduced during times when the Company’s performance is not as strong, other forms of the Company’s compensation program, namely its long-term incentive compensation as well as base salary, help motivate its executives to remain with the Company to help it achieve strong financial and operational results, thereby benefiting the executive, the Company and its stockholders.
Long-Term Incentive Compensation
The primary purpose of the Company’s long-term incentive compensation is to focus its executive officers on a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officers’ interests with those of the Company’s other stockholders. In addition, long-term incentives encourage management to focus on the Company’s long-term development and prosperity in addition to annual operating profits. This program helps balance long-term versus short-term business objectives, reinforcing that one should not be achieved at the expense of the other. The Company’s Corporate Governance Guidelines encourage its directors and executive officers to own shares of the Company’s stock and increase their ownership of those shares over time. However, the Company does not have any specific security ownership requirements or guidelines for its executives, but the Board has adopted stock ownership guidelines for the Company’s directors (see “Stock Ownership Guidelines” below for further information).
The Company’s long-term incentive compensation granted in 2008 to its named executive officers consisted of stock options and performance-based restricted stock awards.
The goal of the stock option program is to provide a compensation program that is competitive within the industry while directly linking a significant portion of the executive’s compensation to the enhancement of stockholder value. The ultimate value of any stock option is based solely on the increase in value of the shares of the Company’s common stock over the grant price. Accordingly, stock options have value only if the Company’s stock price appreciates from the date of grant. Additionally, the option holder must remain employed during the period required for the option to “vest”, thus providing an incentive for an option holder to remain employed by the Company. This at-risk component of compensation focuses executives on the creation of stockholder value over the long-term.
The goal of the performance-based restricted stock award program is to provide a compensation program that is also competitive within the industry while directly linking a significant portion of the executive’s compensation to the financial performance of the Company relative to a designated peer group. The performance-based restricted stock awards received by the executives have value only if the Company’s designated financial performance objective exceeds the median level financial performance objective for a designated peer group. Additionally, the holder must also remain employed during the period required for the award to “vest”, thus providing an additional incentive for the award holder to remain employed by the Company. This at-risk component of compensation focuses executives on achieving strong financial performance for the Company over the long-term.
The Company grants stock options and performance-based restricted stock awards to the Company’s key executives based on competitive grants within the industry and based on the level of long-term incentives appropriate for the competitive long-term compensation component of total compensation. Such executives are eligible to receive stock options and restricted stock awards annually with other key managers being eligible on a discretionary basis. Eligibility for an award does not ensure receipt of an award. Options are granted with an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant and generally vest in equal annual installments over a three-year period, and have a ten-year term subject to earlier termination. Option grants and restricted stock award grants must be reviewed and approved by the Compensation Committee.
In January 2007, Company management proposed to the Compensation Committee that the Company’s long-term incentive compensation program be modified to provide for 50% stock options and 50% restricted stock awards, based on value. In the past, the Company’s long-term incentive compensation program consisted solely of stock option grants. In a survey conducted by Mercer, the Company noted that a combination of stock options and restricted stock was the most prevalent mix of long-term incentive compensation provided by its oilfield service peers. Frederic Cook advised the Compensation Committee that there has been a shift towards greater use of restricted stock in the Company’s industry as a vehicle for long-term equity compensation. The Compensation Committee approved changing the Company’s long-term incentive compensation structure to provide for 50% stock options and 50% restricted stock awards.
The Compensation Committee determined that the vesting for the restricted stock award grants to employees other than members of senior management could be based solely on the passage of time, but that it was increasingly common practice for the vesting of restricted stock awards for members of management to be based on the achievement of a specified performance condition. The Compensation Committee believed that the performance condition used for vesting of the restricted stock awards should be a measure that would incentivize the Company’s executives to achieve strong financial results for the Company relative to its peers. The Compensation Committee also believed that the measure should not be made on an absolute basis, but be based on a comparison to its peers so as to reward financial performance only if it exceeded that of the Company’s peers.
After consultation with Company management and Frederic Cook, the Compensation Committee determined that the performance measure to be used for vesting of the restricted stock awards for executives would be the Company’s operating profit growth over a period of time needing to exceed a designated peer group’s median operating profit growth over the same period. The Compensation Committee believed that such a performance measure would serve to motivate the Company’s executives to deliver results aligned with the interests of Company stockholders. To introduce the new long-term incentive compensation structure for executives, the Compensation Committee approved two separate grants of performance-based restricted stock awards for executives in 2007. After 2007, the Compensation Committee agreed that only one grant of performance-based restricted stock awards would be made annually to executives.

The Compensation Committee set the following peer group for comparison purposes in determining vesting of the performance-based restricted stock awards: Baker Hughes, Inc.; BJ Services Co.; Cameron International Corporation; Dresser-Rand Group, Inc.; FMC Technologies, Inc.; Halliburton Co.; Smith International, Inc.; and Weatherford International Ltd.
The Company’s long-term incentive compensation program is focused on employees who will have a greater impact on the direction and long-term results of the Company by virtue of their roles and responsibilities. The Company noted that the 2008 equity incentive program award values would be consistent with the 2007 equity incentive program award values. The Company also noted the impact of FAS123R expensing that went into effect at the beginning of 2006.
Based on the foregoing, on February 19, 2008, the Compensation Committee approved the grant of stock options to the Company’s named executive officers, other than its chief executive officer, as follows:

Securities Underlying
Name	Options (#)
Clay C. Williams	40,000
Mark A. Reese	20,000
Dwight W. Rettig	20,000
Robert W. Blanchard	20,000
The options were granted at a price equal to the closing trading price of the Company’s common stock on the New York Stock Exchange on the date of approval of the grants by the Compensation Committee ($64.16 per share). Each of such options has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant.
On February 19, 2008, the Compensation Committee approved the grant of performance vesting restricted stock awards to the Company’s named executive officers, other than its chief executive officer, as follows:

Shares of Restricted Stock
Name	(36 Months) (#)
Clay C. Williams	20,000
Mark A. Reese	10,000
Dwight W. Rettig	10,000
Robert W. Blanchard	10,000
The restricted stock awards granted by the Company to its executive officers vest 100% on the third anniversary of the date of grant, contingent on the Company’s average operating income growth, measured on a percentage basis, from January 1, 2008 to December 31, 2010 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.

The Company recognizes that its stock price fluctuates over time, and in certain cases quite significantly. As stock option grants have historically been granted on an annual basis during the first quarter of the calendar year, executives who have been employed with the Company for some time have received grants with varying exercise prices. This option grant process has helped incentivize its executives to continue employment with the Company during times when the Company’s stock performance is not as positive, allowing its executives to receive option grants with lower exercise prices during those times. Additionally, the ten year term of the options also helps reward its executives who remain with the Company, as it provides the executives time, so long as they continue employment with the Company, to realize financial benefits from their option grants after vesting.
The addition of restricted stock award grants to its executives helps reduce the Company’s long-term incentive compensation reliance on positive stock price movements. The restricted stock awards will have value to the executive even if the Company’s stock price falls below the price on the date of grant, provided that the designated performance condition is achieved.
The Company believes that its equity incentive grants must be sufficient in size and duration to provide a long-term performance and retention incentive for executives and to increase their interest in the appreciation of the Company’s stock and achievement of positive financial results relative to its peers. The Company believes that stock option and restricted stock award grants at a competitive level, with certain vesting requirements, are an effective way of promoting the long-term nature of its business.
Retirement, Health and Welfare Benefits
The Company offers retirement, health and welfare programs to all eligible employees. The Company’s executive officers generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The health and welfare programs cover medical, pharmacy, dental, vision, life, accidental death and dismemberment and disability insurance.
The Company offers retirement programs that are intended to supplement the employee’s personal savings. The programs include the National Oilwell Varco, Inc. 401(k) and Retirement Savings Plan (“401k Plan”) and National Oilwell Varco, Inc. Supplemental Savings Plan (“Supplemental Plan”). The Company’s U.S. employees, including its executives, are generally eligible to participate in the 401k Plan. Employees of the Company whose base salary meets or exceeds a certain dollar threshold established by the Company’s benefits plan administrative committee are eligible to participate in the Supplemental Plan (“Supplemental Employees”). Participation in the 401k Plan and Supplemental Plan are voluntary.
The Company established the 401k Plan to allow employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401k Plan allows eligible employees to elect to contribute a portion of their eligible compensation into the 401k Plan. Wages and salaries from the Company are generally considered eligible compensation. Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 employee contribution for the first 4% of the employee’s salary. In addition, the Company makes cash contributions for all eligible employees between 2.5% and 5.5% of their salary depending on the employee’s full years of service with the Company. Such contributions vest immediately. The 401k Plan offers 17 different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401k Plan does provide the Company’s employees the option to invest directly in the Company’s stock. The 401k Plan offers in-service withdrawals in the form of loans and hardship distributions.
The Company established the Supplemental Plan, a non-qualified plan, to
     •    allow Supplemental Employees to continue saving towards retirement when, due to compensation and contribution ceilings established under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), they can no longer contribute to the 401k Plan; and
     •    provide Company base and matching contributions that cannot be contributed to the 401k Plan due to compensation and contribution ceilings established under the Internal Revenue Code.
Compensation which may be deferred into the Supplemental Plan includes wages and salaries from the Company and bonus payments made under the Company’s annual incentive plan. Supplemental Employees may elect to defer a percentage of their base pay and bonus payments received under the Company’s incentive plan into the Supplemental Plan. Contributions in the Supplemental Plan vest immediately. The investment options offered in the Supplemental Plan are similar to the investment options offered in the 401k Plan.
Compensation of the Chief Executive Officer
The Compensation Committee determines the compensation of the chief executive officer based on leadership, meeting operational goals, executing the Company’s business plan, and achieving certain financial results. Components of Mr. Miller’s compensation for 2008 were consistent with those for executive officers as described above and included base salary, participation in the annual incentive plan and the grant of stock options and performance-based restricted stock awards.
In considering Mr. Miller’s salary level, the Compensation Committee, generally on an annual basis, reviews the compensation level of chief executive officers of oilfield service companies with varying ranges of market capitalization and revenues and considers Mr. Miller’s individual performance and success in achieving the Company’s strategic objectives.
The Compensation Committee establishes goals and objectives for Mr. Miller for each fiscal year. Mr. Miller’s performance was measured in four key areas of the Company: (1) financial performance, (2) formulation and implementation of Company strategy, (3) controls and compliance, and (4) management and employee development. The specific goals within these four areas were set based on a determination of prioritizing Mr. Miller’s efforts on those specific areas and responsibilities that would have the greatest impact on the Company, and included the following:
     •     deliver the Company’s annual operating plan;
     •     monitor the Company’s backlog by focusing on on-time deliveries, quality and customer satisfaction;
     •     utilize in an efficient manner Board approved capital expenditures;
     •     launch new products and services and expand geographically to improve the value provided to our customers;
     •     identify and execute on strategic growth opportunities;
     •     execute Sarbanes-Oxley 404 compliance;
     •     enhance senior management effectiveness through education and exposure to different opportunities; and

     •     develop a description of the Company for the future, encompassing organizational values and strategies for growth and success.
The Compensation Committee reviewed such goals and objectives against Mr. Miller’s and the Company’s performance, and determined that Mr. Miller had achieved each of his pre-established goals and objectives. The Compensation Committee took Mr. Miller’s successful achievement of his goals into consideration when reviewing his compensation in 2008.
In 2008, based on this review, Mr. Miller received an option to purchase 125,000 shares of National Oilwell Varco common stock, with terms consistent with the options granted to the other executives described above, and a grant of 65,000 performance-based restricted stock award shares, with terms consistent with the performance-based restricted stock awards granted to the other executives described above. Mr. Miller was also paid a bonus of $1,825,960 under the annual incentive plan (above the “target” level but below the “maximum” level). The Compensation Committee also raised Mr. Miller’s base salary from $800,000 to $950,000 to be more in line with the median range of base salaries for chief executive officers of the designated peer group. Mr. Miller’s last base salary adjustment occurred in October 2005.
U.S. Income Tax Limits on Deductibility
Section 162(m) of the Internal Revenue Code imposes a $1 million limitation on the deductibility of certain compensation paid to our chief executive officer and the next four highest paid executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. Although the Compensation Committee takes the requirements of Section 162(m) into account in designing executive compensation, there may be circumstances when it is appropriate to pay compensation to our five highest paid executives that does not qualify as “performance based compensation” and thus is not deductible by us for federal income tax purposes. Our stock option and performance-based restricted stock award grants are designed to be “performance based compensation.” Future bonus payments to our executives under the Company’s annual cash incentive bonus plan will also be excluded from this limitation.
Option Grant Practices
Historically, the Company has granted stock options to its key employees, including executives, in the first quarter of the year. The Company does not have any program, plan or practice to time its option grants to its executives in coordination with the release of material non-public information, and has not timed its release of material non-public information for the purposes of affecting the value of executive compensation. The Company does not set the grant date of its stock option grants to new executives in coordination with the release of material non-public information.
The Compensation Committee has the responsibility of approving any Company stock option grants. The Compensation Committee does not delegate material aspects of long-term incentive plan administration to any other person. The Company’s senior executives in coordination with the Compensation Committee set a time for the committee to meet during the first quarter of the year to review and approve stock option grants proposed by the senior executives. The specific timing of the meeting during the quarter is dependent on committee member schedules and availability and the Company finalizing its stock option grant proposal. If approved by the Compensation Committee, the grant date for the stock option grants is the date the committee meets and approves the grant, with the exercise price for the option grant being based on the Company’s closing stock price on the date of grant.
Recent Developments
On February 20, 2009, the Compensation Committee approved the performance terms of the 2009 National Oilwell Varco Incentive Plan (the “2009 Incentive Plan”). The terms of the 2009 Incentive Plan are consistent with those described under “Annual Incentive Award” above.
On February 20, 2009, the Compensation Committee also approved the grant of stock options to its executive officers pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan, as follows:

Securities Underlying
Name	Options (#)
Merrill A. Miller, Jr.	200,000
Clay C. Williams	64,000
Mark A. Reese	40,000
Dwight W. Rettig	32,000
Robert W. Blanchard	32,000
The exercise price of the stock options is $25.96 per share, which was the closing stock price of National Oilwell Varco, Inc. common stock on the date of grant. The stock options have terms of ten years from the date of grant and vest in three equal annual installments beginning on the first anniversary of the date of the grant.
On February 20, 2009, the Compensation Committee approved the grant of performance vesting restricted stock awards to its executive officers pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan, as follows:

Shares of Restricted Stock
Name	(36 Months) (#)
Merrill A. Miller, Jr.	105,000
Clay C. Williams	32,000
Mark A. Reese	24,000
Dwight W. Rettig	16,000
Robert W. Blanchard	16,000
The restricted stock awards granted by the Company to its executive officers vest 100% on the third anniversary of the date of grant, contingent on the Company’s average operating income growth, measured on a percentage basis, from January 1, 2009 to December 31, 2011 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.
On February 20, 2009, the Compensation Committee reviewed the base salaries of the Company’s executive officers. The Company proposed that the base salaries of the Company’s executive officers, other than the chief executive officer, remain at current levels with no adjustments, which the Compensation Committee approved. Mr. Miller requested that his base salary be reduced from $950,000 to $800,000, in light of the adjustments being made at the Company in response to difficult economic conditions. While the Compensation Committee believed such an adjustment was unwarranted based on competitive data, it approved Mr. Miller’s request.
Compensation Committee Report
The responsibilities of the Compensation Committee, which are set forth in the Compensation Committee Charter adopted by the Board of Directors, include approving and evaluating all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.
We have reviewed and discussed with senior management the Compensation Discussion & Analysis section included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s 2009 Proxy Statement.
Members of the Compensation Committee
Jeffery A. Smisek, Committee Chairman
Robert E. Beauchamp
Roger L. Jarvis
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Miller, Reese, Rettig and Blanchard
The Company entered into an employment agreement on January 1, 2002 with Mr. Miller, which was amended on December 22, 2008. Under the employment agreement, Mr. Miller is provided a base salary, currently set at $800,000. The employment agreement also entitles him to receive an annual bonus and to participate in the Company’s incentive, savings and retirement plans. The agreement has a term of three years and is automatically extended on an annual basis. The agreement provides for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees.
In addition, the agreement contains certain termination provisions. If the employment relationship is terminated by the Company for any reason other than
•	voluntary termination;

•	termination for cause (as defined);

•	death; or

•	long-term disability;
or if the employment relationship is terminated by the employee for Good Reason, as defined below, Mr. Miller is entitled to receive three times the sum of his current base salary plus the highest annual bonus received by him over the preceding three-year period, three times the amount equal to the total of the employer matching contributions under the Company’s 401(k) Plan and Supplemental Plan, and three years participation in the Company’s welfare and medical benefit plans. Mr. Miller will have the right, during the 60-day period after such termination, to elect to surrender all or part of any stock options held by him at the time of termination, whether or not exercisable, for a cash payment equal to the spread between the exercise price of the option and the highest reported per share sales price during the 60-day period prior to the date of termination. Any option not so surrendered will remain exercisable until the earlier of one year after the date of termination or the stated expiration date of the specific option grant.
Under the agreement, termination by Mr. Miller for “Good Reason” means
     •     the assignment to him of any duties inconsistent with his current position or any action by the Company that results in a diminution in his position, authority, duties or responsibilities;
     •     a failure by the Company to comply with the terms of the agreement; or
     •     requiring Mr. Miller to relocate or to travel to a substantially greater extent than required at the date of the agreement.
In addition, compensation will be “grossed up” for any excise tax imposed under Section 4999 of the Internal Revenue Code as a result of any payment or benefit provided to Mr. Miller under the employment agreement. The agreement also contains restrictions on competitive activities and solicitation of our employees for three years following the date of termination. After any such termination of employment, Mr. Miller will also have the option to participate in the Company’s welfare and medical benefit plans at employee rates and will be entitled to receive outplacement services valued at not more than 15% of base salary.
We entered into employment agreements on January 1, 2002 with Messrs. Reese and Rettig (which were amended on December 22, 2008) and on December 22, 2008 with Mr. Blanchard that contain certain termination provisions. Under the employment agreements, Messrs. Reese, Rettig and Blanchard are provided base salary. The agreements have a one-year term and are automatically extended on an annual basis. The agreements also provide for participation in employee incentive plans, and employee benefits as generally provided to all employees. If the employment relationship is terminated by the Company for any reason other than
•	voluntary termination;

•	termination for cause (as defined);

•	death; or

•	long-term disability;
or if the employment relationship is terminated by the employee for Good Reason, the employee is entitled to receive the sum of his current base salary plus the highest annual bonus received by him over the preceding three-year period and an amount equal to the total of the employer matching contributions under the Company’s 401(k) Plan and Supplemental Plan, and one year’s participation in the Company’s welfare and medical benefit plans.
In addition, compensation will be “grossed up” for any excise tax imposed under Section 4999 of the Internal Revenue Code as a result of any payment or benefit provided to the executive under his employment agreement. The agreements also contain restrictions on competitive activities and solicitation of our employees for one year following the date of termination. After any such termination of employment, the executive will also have the option to participate in the Company’s welfare and medical benefit plans at employee rates and will be entitled to receive outplacement services valued at not more than 15% of base salary.
Additionally, the Company’s stock option agreements and restricted stock agreements provide for full vesting of unvested outstanding options and restricted stock, respectively, in the event of a change of control of the Company and a change in the holder’s responsibilities following a change of control.

Williams
The Company assumed the Amended and Restated Executive Agreements entered into on December 19, 2003, by Varco with Mr. Williams, which was amended on December 22, 2008. The agreement has an initial term that continues in effect through December 31, 2006, and is automatically extended for one or more additional terms of three (3) years each. The agreement contains certain termination provisions, as further described below under “Varco Change in Control Severance Plan”.
Varco Supplemental Executive Retirement Plan. Mr. Williams was a participant in the Amendment and Restatement of the Supplemental Executive Retirement Plan of Varco which was assumed by the Company as a result of the merger (the “Merger”) with Varco International, Inc. (the “Amended SERP”). The Amended SERP provides for retirement, death and disability benefits, payable over ten years. The annual benefit amount is generally equal to 50% of the average of a participant’s highest five calendar years of base salary, or if greater, in the case of a change of control that occurs prior to January 1, 2006 (which occurred as a result of the Merger), 50% of the average salary in effect since January 2001. This annual benefit is subject to a service reduction in the event the participant retires or his employment is terminated prior to reaching age 65 (excluded from this reduction are terminations following a change in control).
Mr. Williams is currently fully vested in the benefits provided by the Amended SERP. Based on historical earnings and presuming normal retirement at age 65, Mr. Williams would be entitled to an annual benefit of approximately $159,000.
Amendment and Restatement of the Varco Executive Retiree Medical Plan. Mr. Williams was a participant in the Amendment and Restatement of the Varco International, Inc. Executive Retiree Medical Plan which was assumed by the Company as a result of the Merger (the “Medical Plan”). Upon and following (i) certain retirements of a participant at or after age 55, or (ii) the death or disability of a participant, or (iii) terminations of a participant prior to age 55 (but benefits are not payable until age 55), the participant, his spouse and dependent children shall be provided the medical, dental, vision and prescription drug benefits that are then provided to the Company’s executive officers. These Medical Plan benefits are, however, conditioned upon the Company’s receipt of a monthly cash contribution in an amount not greater than that paid by the executive officers for similar benefits, and, in certain circumstances, the participant having achieved 10 years of service with the Company or any of its predecessor companies prior to retirement or termination of employment.
Mr. Williams is currently fully vested in the benefits provided by the Medical Plan.
Varco Change in Control Severance Plan. Mr. Williams was a participant in the Varco change in control severance plan, which was assumed by the Company as a result of the Merger.
The change in control severance plan provides benefits if the executive is terminated other than for cause or if the executive terminates his employment for good reason (each as defined below) within twenty four months of a qualifying change in control. Upon such qualifying termination following a change in control, the executive is entitled to severance compensation and benefits, including those set forth below:
•     a lump sum payment equal to three times base salary;

•     a lump sum cash payment equal to the participant’s highest annual bonus over the preceding three-year period or actual results during the year of termination, which is pro-rated to the date of termination;
•     three times the highest annual bonus received by him over the preceding three-year period;
•     full vesting of all accrued benefits under the Company’s 401(k) Plan, SERP, Supplemental Plan and Medical Plan, as applicable;
•     a lump sum payment equal to three years of expected Company contributions under the Company’s 401(k) Plan and Supplemental Plan;
•     full vesting of any restricted stock awards and payment of awards earned under any intermediate or long-term bonus plan;
•     an extended option exercise period; and
•     the gross-up of certain payments, subject to excise taxes under the Internal Revenue Code as “parachute payments,” so that the participant receives the same amount he would have received had there been no applicable excise taxes.
Under the change in control severance plan, a participant is also entitled to receive, upon a qualifying termination, medical and dental benefits (based on the cost sharing arrangement in place on the date of termination) throughout the three year payout period, and outplacement services valued at not more than 15% of base salary. After any such termination of employment, Mr. Williams will also have the option to participate in the Company’s welfare and medical benefit plans at employee rates.
The agreement also contains restrictions on competitive activities and solicitation of our employees for one year following the date of termination, unless termination occurs as a result of a “change in control” event, in which case the period shall be three years following the date of termination.
Under the terms of the amended and restated executive agreement, which contains the change of control severance plan, the term “cause” means:
•     executive’s conviction of a felony involving moral turpitude, dishonesty or a breach of trust towards the Company;
•     executives commission of any act of theft, fraud, embezzlement or misappropriation against the Company that is materially injurious to the Company regardless of whether a criminal conviction is obtained;
•     executive’s willful and continued failure to devote substantially all of his business time to the Company’s business affairs (excluding failures due to illness, incapacity, vacations, incidental civic activities and incidental personal time) which failure is not remedied within a reasonable time after a written demand by the Company specifically identifying executive’s failure is delivered by the Company;
•     executive’s unauthorized disclosure of confidential information of the Company that is materially injurious to the Company; or
•     executive’s knowing or willful material violation of federal or state securities laws, as determined in good faith by the Company’s board of directors.
Under the terms of the amended and restated executive agreement, which contains the change of control severance plan, the term “good reason” means:
•     failure to re-elect or appoint the executive to any corporate office or directorship held at the time of the change of control or a material reduction in executive’s authority, duties or responsibilities (including status, offices, titles and reporting requirements) or if executive is assigned duties or responsibilities inconsistent in any material respect from those of executive at the time of the relevant change of control all on the basis of which executive makes a good faith determination that the terms of his employment have been detrimentally and materially affected;
•     a material reduction of executive’s compensation, benefits or perquisites, including annual base salary, annual bonus, intermediate or long-term cash or equity incentive opportunities or plans from those in effect prior to the change of control;
•     The Company fails to obtain a written agreement satisfactory to executive from any successor or assigns of the Company to assume and perform the amended and restated executive agreement; or
•     The Company requires executive to be based at any office located more than fifty (50) miles from the Company’s current offices without executive’s consent.
Potential Payments Upon Termination or Change in Control
The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the Named Executive Officers in the event of a termination of employment or change in control of the Company.
The Company’s Compensation Committee believes the payment and benefit levels provided to its named executive officers under their employment agreements and/or change of control plans upon termination or change of control should correspond to the level of responsibility and risk assumed by the named executive officer. Thus, the payment and benefit levels for Mr. Miller, Mr. Reese, Mr. Rettig and Mr. Blanchard are based on their levels of responsibility and market considerations at the time the Company entered into the relevant agreements. The payment and benefit levels for Mr. Williams are based on similar considerations but certain differences in his benefits are due to the particular terms of his executive agreement, which was assumed by the Company in the Merger. The Compensation Committee recognizes that it is not likely that the Company’s named executive officers would be retained by an acquiror in the event of a change of control. As a result, the Compensation Committee believes that a certain amount of cash compensation, from one year’s cash compensation for certain executives to three years’ cash compensation for the chief executive officer and chief financial officer, along with immediate vesting of all unvested equity compensation, is an appropriate and sufficient incentive for the named executive officers to remain employed with the Company, even if a change of control were imminent. It is believed that these benefit levels should provide the Company’s named executive officers with reasonable financial security so that they could continue to make strategic decisions that impact the future of the Company.
The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below.

The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2008 for Merrill A. Miller, Jr., the Company’s Chief Executive Officer.

Executive Benefits and Payments Upon
Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary (3 times base of $950,000)	$2,850,000
Highest Bonus (times 3)	$5,477,880
Continuing medical benefits	$206,344
Retirement Contribution and Matching	$71,250
Value of Unvested Stock Options	$0
Value of Unvested Restricted Stock	$2,810,600
Outplacement Services (3)	$142,500
Estimated Tax Gross Up	$3,852,473

Total:	$15,411,047

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2008 of $950,000 and 2008 bonus payment as highest bonus earned over the preceding three-year period. Unvested stock options include 66,667 options from 2006 grant at $33.29/share, 66,667 options from 2007 grant at $35.225, and 125,000 options from 2008 grant at $64.16. Unvested restricted stock includes 50,000 shares from 2007 grant and 65,000 shares from 2008 grant. Value of unvested stock options and restricted stock based on a share price of $24.44, the Company’s closing stock price on December 31, 2008.

(2)	Assumes the employment relationship is terminated by the Company for any reason other than voluntary termination, termination for cause, death, or disability, or if the employment relationship is terminated by the executive for “Good Reason”, as of December 31, 2008. Termination by the executive for “Good Reason” means the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the executive’s position, authority, duties or responsibilities; a failure by the Company to comply with the terms of the executive’s employment agreement; or the requirement of the executive to relocate or to travel to a substantially greater extent than required at the date of the employment agreement.

(3)	Executive also entitled to outplacement services valued at not more than 15% of base salary. For purposes of this analysis, we valued the outplacement services at 15% of base salary.
In the event of:
•	a Company termination of Mr. Miller’s employment for cause;

•	Mr. Miller’s voluntary termination of his employment with the Company (not for “Good Reason’); or

•	Mr. Miller’s employment with the Company is terminated due to his death or disability, no extra benefits are payable by the Company to Mr. Miller as a result of any such events, other than accrued obligations and benefits owed by the Company to Mr. Miller (such as base salary through the date of termination and his outstanding balance in the Company’s 401k Plan). In the event termination is not for cause, Mr. Miller would also be entitled to receive an amount equal to the highest annual bonus received by him over the preceding three-year period, which shall be pro-rated through the date of termination.

The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2008 for Clay C. Williams, the Company’s Executive Vice President and Chief Financial Officer.

Executive Benefits and Payments Upon
Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary (3 times)	$1,650,000
Highest Bonus (times 3)	$2,537,124
Continuing medical benefits	$303,907
Retirement Contribution and Matching	$41,250
Value of Unvested Stock Options	$0
Value of Unvested Restricted Stock	$1,099,800
Outplacement Services (3)	$82,500
Estimated Tax Gross Up	$1,904,670

Total:	$7,619,251

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2008 of $550,000 and 2008 bonus payment as highest bonus earned over the preceding three-year period. Unvested stock options include 33,334 options from 2006 grant at $33.29/share, 33,334 options from 2007 grant at $35.225/share, and 40,000 options from 2008 grant at $64.16. Unvested restricted stock includes 25,000 shares from 2007 grant and 20,000 shares from 2008 grant. Value of unvested stock options and restricted stock based on a share price of $24.44, the Company’s closing stock price on December 31, 2008.

(2)	Assumes, within twenty four months of a qualifying change in control, the employment relationship is terminated by the Company for other than cause or if the executive terminates his employment for good reason, as of December 31, 2008, as further described under the caption “Williams” above.

(3)	Executive also entitled to outplacement services valued at not more than 15% of base salary. For purposes of this analysis, we valued the outplacement services at 15% of base salary.
In the event Mr. Williams is terminated involuntarily by the Company for any reason other than for cause (and such termination is not pursuant to a qualifying change in control), Mr. Williams will be entitled to receive the following:
•	an amount equal to his base salary; and

•	an amount equal to the highest annual bonus received by him over the preceding three-year period, which shall be pro-rated through the date of termination
In the event of a Company termination of Mr. Williams’ employment for cause or Mr. Williams’ voluntary termination of his employment with the Company (not for good reason), no extra benefits are payable by the Company to Mr. Williams as a result of any such events.

The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2008 for Mark A. Reese, the Company’s Group President — Rig Technology.

Executive Benefits and Payments Upon
Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary	$490,000
Highest Bonus	$589,971
Continuing medical benefits	$314,732
Retirement Contribution and Matching	$44,100
Value of Unvested Stock Options	$0
Value of Unvested Restricted Stock	$611,000
Outplacement Services (3)	$73,500
Estimated Tax Gross Up	$707,697

Total:	$2,831,000

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2008 of $490,000 and 2008 bonus payment as highest bonus earned over the preceding three-year period. Unvested stock options include 20,000 options from 2006 grant at $33.29/share, 20,000 options from 2007 grant at $35.225/share, and 20,000 options from 2008 grant at $64.16. Unvested restricted stock includes 15,000 shares from 2007 grant and 10,000 shares from 2008 grant. Value of unvested stock options and restricted stock based on a share price of $24.44, the Company’s closing stock price on December 31, 2008.

(2)	Assumes the employment relationship is terminated by the Company for any reason other than voluntary termination, termination for cause, death, or disability, or if the employment relationship is terminated by the executive for “Good Reason”, as of December 31, 2008. Termination by the executive for “Good Reason” means the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the executive’s position, authority, duties or responsibilities; a failure by the Company to comply with the terms of the executive’s employment agreement; or the requirement of the executive to relocate or to travel to a substantially greater extent than required at the date of the employment agreement.

(3)	Executive also entitled to outplacement services valued at not more than 15% of base salary. For purposes of this analysis, we valued the outplacement services at 15% of base salary.
In the event of:
•	a Company termination of Mr. Reese’s employment for cause;

•	Mr. Reese’s voluntary termination of his employment with the Company (not for “Good Reason’); or

•	Mr. Reese’s employment with the Company is terminated due to his death or disability, no extra benefits are payable by the Company to Mr. Reese as a result of any such events, other than accrued obligations and benefits owed by the Company to Mr. Reese (such as base salary through the date of termination and his outstanding balance in the Company’s 401k Plan). In the event termination is not for cause, Mr. Reese would also be entitled to receive an amount equal to the highest annual bonus received by him over the preceding three-year period, which shall be pro-rated through the date of termination.

The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2008 for Dwight W. Rettig, the Company’s Senior Vice President, General Counsel and Secretary.

Executive Benefits and Payments Upon
Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary	$450,000
Highest Bonus	$648,696
Continuing medical benefits	$146,171
Retirement Contribution and Matching	$36,000
Value of Unvested Stock Options	$0
Value of Unvested Restricted Stock	$611,000
Outplacement Services (3)	$67,500
Estimated Tax Gross Up	$653,057

Total:	$2,612,424

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2008 of $450,000 and 2008 bonus payment as highest bonus earned over the preceding three-year period. Unvested stock options include 20,000 options from 2006 grant at $33.29/share, 20,000 options from 2007 grant at $35.225/share, and 20,000 options from 2008 grant at $64.16. Unvested restricted stock includes 15,000 shares from 2007 grant and 10,000 shares from 2008 grant. Value of unvested stock options and restricted stock based on a share price of $24.44, the Company’s closing stock price on December 31, 2008.

(2)	Assumes the employment relationship is terminated by the Company for any reason other than voluntary termination, termination for cause, death, or disability, or if the employment relationship is terminated by the executive for “Good Reason”, as of December 31, 2008. Termination by the executive for “Good Reason” means the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the executive’s position, authority, duties or responsibilities; a failure by the Company to comply with the terms of the executive’s employment agreement; or the requirement of the executive to relocate or to travel to a substantially greater extent than required at the date of the employment agreement.

(3)	Executive also entitled to outplacement services valued at not more than 15% of base salary. For purposes of this analysis, we valued the outplacement services at 15% of base salary.
In the event of:
•	a Company termination of Mr. Rettig’s employment for cause;

•	Mr. Rettig’s voluntary termination of his employment with the Company (not for “Good Reason’); or

•	Mr. Rettig’s employment with the Company is terminated due to his death or disability, no extra benefits are payable by the Company to Mr. Rettig as a result of any such events, other than accrued obligations and benefits owed by the Company to Mr. Rettig (such as base salary through the date of termination and his outstanding balance in the Company’s 401k Plan). In the event termination is not for cause, Mr. Rettig would also be entitled to receive an amount equal to the highest annual bonus received by him over the preceding three-year period, which shall be pro-rated through the date of termination.

The following table describes the potential payments upon termination or change in control of the Company as of December 31, 2008 for Robert W. Blanchard, the Company’s Vice President, Corporate Controller and Chief Accounting Officer.

Executive Benefits and Payments Upon
Termination (1)	Involuntary Not for Cause Termination (2)
Base Salary	$300,000
Highest Bonus	$432,464
Continuing medical benefits	$283,333
Retirement Contribution and Matching	$24,000
Value of Unvested Stock Options	$0
Value of Unvested Restricted Stock	$611,000
Outplacement Services (3)	$45,000
Estimated Tax Gross Up	$565,209

Total:	$2,261,006

(1)	For purposes of this analysis, we assumed the Executive’s compensation is as follows: base salary as of December 31, 2008 of $300,000 and 2008 bonus payment as highest bonus earned over the preceding three-year period. Unvested stock options include 20,000 options from 2006 grant at $33.29/share, 20,000 options from 2007 grant at $35.225/share, and 20,000 options from 2008 grant at $64.16. Unvested restricted stock includes 15,000 shares from 2007 grant and 10,000 shares from 2008 grant. Value of unvested stock options and restricted stock based on a share price of $24.44, the Company’s closing stock price on December 31, 2008.

(2)	Assumes the employment relationship is terminated by the Company for any reason other than voluntary termination, termination for cause, death, or disability, or if the employment relationship is terminated by the executive for “Good Reason”, as of December 31, 2008. Termination by the executive for “Good Reason” means the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the executive’s position, authority, duties or responsibilities; a failure by the Company to comply with the terms of the executive’s employment agreement; or the requirement of the executive to relocate or to travel to a substantially greater extent than required at the date of the employment agreement.

(3)	Executive also entitled to outplacement services valued at not more than 15% of base salary. For purposes of this analysis, we valued the outplacement services at 15% of base salary.
In the event of:
•	a Company termination of Mr. Blanchard’s employment for cause;

•	Mr. Blanchard’s voluntary termination of his employment with the Company (not for “Good Reason’); or

•	Mr. Blanchard’s employment with the Company is terminated due to his death or disability, no extra benefits are payable by the Company to Mr. Blanchard as a result of any such events, other than accrued obligations and benefits owed by the Company to Mr. Blanchard (such as base salary through the date of termination and his outstanding balance in the Company’s 401k Plan). In the event termination is not for cause, Mr. Blanchard would also be entitled to receive an amount equal to the highest annual bonus received by him over the preceding three-year period, which shall be pro-rated through the date of termination.

EXECUTIVE COMPENSATION
The following table sets forth for the year ended December 31, 2008 the compensation paid by the Company to its Chief Executive Officer and Chief Financial Officer and three other most highly compensated executive officers (the “Named Executive Officers”) serving in such capacity at December 31, 2008.
Summary Compensation Table

							Change
							in
							Pension
							Value
							and
							Nonqual
							-ified
							Deferred	All
						Non-Equity	Compen	Other
Name and				Stock	Option	Incentive Plan	-sation	Compen
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	-sation
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)	($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Merrill A. Miller, Jr.	2008	$950,000	—	$1,202,415	$2,877,961	$1,825,960	—	$42,430	$6,898,766
President and CEO	2007	$800,000	—	$1,693,921	$1,556,722	$1,600,000	—	$37,000	$5,687,643
	2006	$800,000	—	—	$2,495,264	$1,600,000	—	$36,800	$4,932,064

Clay C. Williams	2008	$550,000	—	$369,974	$852,968	$845,708	—	$41,235	$2,659,885
Executive Vice	2007	$500,000	—	$497,779	$681,819	$800,000	—	$37,357	$2,516,955
President and CFO	2006	$474,800	—	—	$454,894	$800,000	—	$35,057	$1,764,751

Dwight W. Rettig	2008	$450,000	—	$184,987	$486,221	$648,696	—	$27,185	$1,797,089
Senior VP, General	2007	$350,000	—	$269,351	$503,554	$525,000	—	$23,000	$1,670,905
Counsel & Secretary	2006	$336,154	—	—	$499,260	$525,000	—	$22,246	$1,382,660

Mark A. Reese	2008	$490,000	—	$184,987	$486,221	$589,971	—	$33,680	$1,784,859
Group President Rig	2007	$385,000	—	$269,351	$503,554	$577,500	—	$28,250	$1,763,655
Technology	2006	$373,231	—	—	$499,260	$577,500	—	$27,667	$1,477,658

							Change
							in
							Pension
							Value
							and
							Nonqual
							-ified
							Deferred	All
						Non-Equity	Compen	Other
Name and				Stock	Option	Incentive Plan	-sation	Compen
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	-sation
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)	($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert W. Blanchard	2008	$300,000	—	$184,987	$486,221	$432,464	—	$23,982	$1,427,654
VP, Corporate	2007	$240,000	—	$269,351	$363,417	$360,000	—	$19,200	$1,251,968
Controller & Chief	2006	$232,384	—	—	$227,223	$360,000	—	$18,591	$838,198
Accounting Officer

(1)	Assumptions made in calculating the value of the restricted stock awards are further discussed in Item 15. Exhibits and Financial Statement Schedules — Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2008.

(2)	Assumptions made in calculating the value of option awards are further discussed in Item 15. Exhibits and Financial Statement Schedules — Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2008.

(3)	The amounts include:

(a)	The Company’s cash contributions for 2008 under the National Oilwell Varco 401(k) and Retirement Savings Plan, a defined contribution plan, on behalf of Mr. Miller — $17,250; Mr. Williams — $16,805; Mr. Rettig — $18,400; Mr. Reese — $20,700; and Mr. Blanchard — $13,552.

(b)	The Company’s cash contributions for 2008 under the National Oilwell Varco Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Miller — $25,180; Mr. Williams - $24,430; Mr. Rettig — $8,785; Mr. Reese — $12,980; and Mr. Blanchard — $10,430.
Grants of Plan Based Awards
The following table provides information concerning stock options and restricted stock awards granted to Named Executive Officers during the fiscal year ended December 31, 2008. The Company has granted no stock appreciation rights.
Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
		Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number	Number of	or Base	Grant Date
		Plan Awards			Awards			of Shares	Securities	Price of	Fair Value of
		Thresh-			Thresh-			of Stock	Underlying	Option	Stock and
	Grant	old	Target	Maximum	old	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)	(#)	($/Sh)	Awards (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Merrill A. Miller, Jr.	2008	$95,000	$950,000	$1,900,000	65,000	65,000	65,000		125,000	$64.16	$6,940,762
Clay C. Williams	2008	$44,000	$440,000	$880,000	20,000	20,000	20,000		40,000	$64.16	$2,169,716

								All Other	All Other
								Stock	Option
		Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number	Number of	or Base	Grant Date
		Plan Awards			Awards			of Shares	Securities	Price of	Fair Value of
		Thresh-			Thresh-			of Stock	Underlying	Option	Stock and
	Grant	old	Target	Maximum	old	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)	(#)	($/Sh)	Awards (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Dwight W. Rettig	2008	$33,750	$337,500	$675,000	10,000	10,000	10,000		20,000	$64.16	$1,084,858
Mark A. Reese	2008	$36,750	$367,500	$735,000	10,000	10,000	10,000		20,000	$64.16	$1,084,858
Robert W. Blanchard	2008	$22,500	$225,000	$450,000	10,000	10,000	10,000		20,000	$64.16	$1,084,858

(1)	Represents possible payouts under our annual incentive compensation plan.

(2)	On February 19, 2008, each of the Named Executive Officers was granted shares of performance-based restricted stock awards, which are reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the table above. The grants vest 100% on the third anniversary of the date of grant, contingent on the Company’s average operating income growth, measured on a percentage basis, from January 1, 2008 to December 31, 2010 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.

(3)	Assumptions made in calculating the value of option and restricted stock awards are further discussed in Item 15. Exhibits and Financial Statement Schedules — Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2008. The grant date fair value of the restricted stock awards are as follows: Mr. Miller — $4,170,400; Mr. Williams — $1,283,200; Mr. Rettig — $641,600; Mr. Reese — $641,600; and Mr. Blanchard — $641,600. The grant date fair value of the option awards are as follows: Mr. Miller — $2,770,362; Mr. Williams — $886,516; Mr. Rettig — $443,258; Mr. Reese — $443,258; and Mr. Blanchard — $443,258.
Exercises and Holdings of Previously-Awarded Equity Disclosure
     The following table provides information regarding outstanding awards that have been granted to Named Executive Officers where the ultimate outcomes of such awards have not been realized, as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
				Equity					Plan	Plan Awards:
				Incentive Plan					Awards:	Market or
	Number			Awards:				Market	Number of	Payout Value
	of	Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($) (1)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Merrill A. Miller, Jr.		125,000	(2)		$64.16	2/20/18

	33,333	66,667	(3)		$35.225	3/2/17
	66,667	66,667	(4)		$33.29	2/22/16
	42,667				$29.125	10/13/15
									50,000 (5)	$1,222,000
									65,000 (6)	$1,588,600

Clay C. Williams		40,000	(2)		$64.16	2/20/18
	16,666	33,334	(3)		$35.225	3/2/17
	66,666	33,334	(4)		$33.29	2/22/16
	57,370				$13.085	1/28/14
									25,000 (5)	$611,000
									20,000 (6)	$488,800

Dwight W. Rettig		20,000	(2)		$64.16	2/20/18
		20,000	(3)		$35.225	3/2/17
		20,000	(4)		$33.29	2/22/16
									15,000 (5)	$366,600
									10,000 (6)	$244,400

Mark A. Reese		20,000	(2)		$64.16	2/20/18
		20,000	(3)		$35.225	3/2/17
		20,000	(4)		$33.29	2/22/16
									15,000 (5)	$366,600
									10,000 (6)	$244,400

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
			Equity					Plan	Plan Awards:
			Incentive Plan					Awards:	Market or
	Number		Awards:				Market	Number of	Payout Value
	of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($) (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert W. Blanchard		20,000 (2)		$64.16	2/20/18
		20,000 (3)		$35.225	3/2/17
		20,000 (4)		$33.29	2/22/16
								15,000 (5)	$366,600
								10,000 (6)	$244,400

(1)	Calculations based upon the closing price ($24.44) of the Company’s common stock on December 31, 2008, the last trading day of the year.

(2)	2008 Stock Option Grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 2/19/09, 2/19/10 and 2/19/11.

(3)	2007 Stock Option Grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 3/1/08, 3/1/09 and 3/1/10.

(4)	2006 Stock Option grant — Stock options vest at the rate of 33 1/3%/year, with vesting dates of 2/21/07, 2/21/08 and 2/21/09.

(5)	2007 Restricted Stock Grant — The grant vests 100% on the third anniversary of the date of grant, contingent on the Company’s operating income growth, measured on a percentage basis, from January 1, 2007 to December 31, 2009 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.

(6)	2008 Restricted Stock Grant — The grant vests 100% on the third anniversary of the date of grant, contingent on the Company’s operating income growth, measured on a percentage basis, from January 1, 2008 to December 31, 2010 exceeding the median average operating income growth for a designated peer group over the same period. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported would be excluded from the income calculation and comparison set forth above. If the Company’s operating income growth does not exceed the median operating income growth of the designated peer group over the designated period, the applicable restricted stock award grant for the executives will not vest and would be forfeited.

     The following table provides information on the amounts received by the Named Executive Officers during 2008 upon exercise of stock options.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Merrill A. Miller, Jr.	0	$0	61,644	$3,050,490
Clay C. Williams	52,686	$2,328,722	7,944	$682,125
Dwight W. Rettig	70,000	$3,408,034	4,767	$409,275
Mark A. Reese	50,000	$2,004,250	4,767	$409,275
Robert W. Blanchard	53,790	$2,388,925	4,767	$409,275

Post-Employment Compensation
     The following table provides information on nonqualified deferred compensation provided under the Supplemental Plan to the Named Executive Officers during the fiscal year ended December 31, 2008. For a more detailed discussion, see the section titled “Compensation Discussion and Analysis – Retirement, Health and Welfare Benefits”.
Nonqualifed Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last
	Last FY	Last FY	FY	Distributions	FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Merrill A. Miller, Jr.	$0	$25,180	$(24,609)	—	$101,804
Clay C. Williams	$27,490	$24,431	$(256,265)	—	$408,715
Dwight W. Rettig	$0	$8,785	$501	—	$18,506
Mark A. Reese	$0	$12,980	$(7,598)	—	$29,392
Robert W. Blanchard	$59,954	$10,430	$(198,227)	—	$408,697

(1)	Executive contributions were from the executive’s salary and are included in the Summary Compensation Table under the “Salary” column.

(2)	Registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	Aggregate earnings reflect the returns of the investment funds selected by the executives and are not included in the Summary Compensation Table.
Certain Relationships and Related Transactions
We transact business with companies with which certain of our Directors are affiliated. All transactions with these companies are on terms competitive with other third party vendors, and none of these is material either to us or any of these companies.
A “conflict of interest” occurs when a director or executive officer’s private interest interferes in any way, or appears to interfere, with the interests of the Company. Conflicts of interest can arise when a director or executive officer, or a member of his or her immediate family, have a direct or indirect material interest in a transaction with us. Conflicts of interest also arise when a director or executive officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a director or executive officer of the Company. The Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers provides that directors and executive officers must avoid conflicts of interests with the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Chair of the Company’s Audit Committee for his review and approval or ratification. This code also provides that the Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of directors or executive officers or a member of his or her family.

DIRECTOR COMPENSATION
Directors who are employees of the Company do not receive compensation for serving on the Board of Directors. The following table sets forth the compensation paid by the Company to its non-employee members of the Board of Directors for the year ended December 31, 2008.
Director Compensation

					Change in
					Pension
	Fees Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)	(g) (3)	(h)
Greg L. Armstrong	$79,000	$19,524	$143,504	—	—	$5,515	$247,543
Robert E. Beauchamp	$70,750	$19,524	$143,504	—	—	—	$233,778
Ben A. Guill	$87,000	$19,524	$143,504	—	—	$6,823	$256,851
David D. Harrison	$91,500	$19,524	$143,504	—	—	$569	$255,097
Roger L. Jarvis	$81,000	$19,524	$143,504	—	—	$6,364	$250,392
Eric L. Mattson	$84,250	$19,524	$143,504	—	—	$6,363	$253,641
Jeffery A. Smisek	$83,500	$19,524	$143,504	—	—	—	$246,528

(1)	Assumptions made in calculating the value of the restricted stock awards are further discussed in Item 15. Exhibits and Financial Statement Schedules — Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2008. The grant date fair value of the restricted stock awards granted to the directors in 2008 are as follows: Mr. Armstrong — $92,549; Mr. Beauchamp — $92,549; Mr. Guill — $92,549; Mr. Harrison — $92,549; Mr. Jarvis — $92,549; Mr. Mattson — $92,549; and Mr. Smisek — $92,549. The aggregate number of outstanding shares of restricted stock awards as of December 31, 2008 for each director are as follows: Mr. Armstrong — 2,508; Mr. Beauchamp — 2,508; Mr. Guill — 2,508; Mr. Harrison — 2,508; Mr. Jarvis — 2,508; Mr. Mattson — 2,508; and Mr. Smisek — 2,508.

(2)	Assumptions made in calculating the value of the option awards are further discussed in Item 15. Exhibits and Financial Statement Schedules — Notes to Consolidated Financial Statements, Note 13, of the Company’s Form 10-K for the fiscal year ended December 31, 2008. The grant date fair value of the option awards granted to the directors in 2008 are as follows: Mr. Armstrong — $102,989; Mr. Beauchamp — $102,989; Mr. Guill — $102,989; Mr. Harrison — $102,989; Mr. Jarvis — $102,989; Mr. Mattson — $102,989; and Mr. Smisek — $102,989. The aggregate number of outstanding stock options as of December 31, 2008 for each director are as follows: Mr. Armstrong — 43,000; Mr. Beauchamp — 38,000; Mr. Guill —

43,000; Mr. Harrison — 58,000; Mr. Jarvis — 83,000; Mr. Mattson — 76,450; and Mr. Smisek — 34,342.

(3)	Expenses for non-business related activities associated with the Company’s board meeting in Norway, comprised mainly of air travel expenses for spouses of directors, paid by the Company on behalf of Mr. Armstrong — $5,515; Mr. Guill — $6,823; Mr. Harrison - $569; Mr. Jarvis — $6,364; and Mr. Mattson — $6,363.
Board Compensation
Members of the Company’s Board of Directors who are not full-time employees of the Company receive the following cash compensation:
•	For service on the Board of Directors — an annual retainer of $55,000, paid quarterly;

•	For service as chairman of the audit committee of the Board of Directors — an annual retainer of $20,000, paid quarterly;

•	For service as chairman of each of the compensation committee and the nominating/corporate governance committee of the Board of Directors — an annual retainer of $10,000, paid quarterly;

•	For service as a member of the audit committee of the Board of Directors — an annual retainer of $7,500, paid quarterly;

•	For service as a member of each of the compensation committee and the nominating/corporate governance committee of the Board of Directors — an annual retainer of $5,000, paid quarterly; and

•	$1,500 for each Board meeting and each committee meeting attended.
Directors of the Board who are also employees of the Company do not receive any compensation for their service as directors.
Members of the Board are also eligible to receive stock options and awards, including restricted stock, performance awards, phantom shares, stock payments, or SARs under the National Oilwell Varco Long-Term Incentive Plan.
The Board approved the grant of 4,000 options and 1,251 shares of restricted stock awards on May 14, 2008 to each non-employee director under the National Oilwell Varco Long-Term Incentive Plan. The exercise price of the options is $73.98 per share, which was the fair market value of one share of the Company’s common stock on the date of grant. The options have a term of ten years from the date of grant and vest in three equal annual installments beginning on the first anniversary of the date of the grant. The restricted stock award shares vest in three equal annual installments beginning on the first anniversary of the date of the grant.
Stock Ownership Guidelines
The Board has adopted a policy whereby each member of the Board should have beneficial ownership of a minimum of 5,000 shares of the Company’s common stock. Beneficial ownership is defined as set forth in the rules of the Securities and Exchange Commission, and thus would include any shares as to which the director has the right to acquire within 60 days of a relevant measuring date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers, and beneficial owners of more than ten percent of the Company’s stock. The Company has undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Securities and Exchange Act of 1934, as amended, on behalf of its officers and directors. Based upon a review of forms filed and information provided by the Company’s officers and directors, we believe that all Section 16(a) reporting requirements were met during 2008, except that Mr. Merrill A. Miller, Jr. had one late Form 4 to report a disposition of indirectly held shares of the Company.
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
If you wish to submit proposals to be included in our 2010 Proxy Statement, we must receive them on or before December 2, 2009. Please address your proposals to: Dwight W. Rettig, Senior Vice President, General Counsel and Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036.
If you wish to submit proposals at the meeting that are not eligible for inclusion in the Proxy Statement, you must give written notice no later than February 12, 2010 to: Dwight W. Rettig, Senior Vice President, General Counsel and Secretary, National Oilwell Varco, Inc., 7909 Parkwood Circle Drive, Houston, Texas 77036. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with National Oilwell Varco’s bylaws and the rules and regulations of the SEC.
ANNUAL REPORT AND OTHER MATTERS
At the date this Proxy Statement went to press, we did not know of any other matters to be acted upon at the meeting other than the election of directors, ratification of the appointment of independent auditors, and approval of an amendment to the Company’s Long-Term Incentive Plan, as discussed in this Proxy Statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.
National Oilwell Varco’s 2008 Annual Report on Form 10-K filed on March 2, 2009 is included in this mailing, but is not considered part of the proxy solicitation materials.

By order of the Board of Directors,

/s/ Dwight W. Rettig

Dwight W. Rettig
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 1, 2009

Appendix I
NATIONAL OILWELL VARCO, INC.
FIRST AMENDMENT
to the
LONG-TERM INCENTIVE PLAN

     WHEREAS, National Oilwell Varco, Inc. (the “Company”) adopted on March 11, 2005 the National Oilwell Varco, Inc. Long-Term Incentive Plan, as amended (the “Plan”);
     WHEREAS, the number “7,500,000” in the first sentence of Section 4(a) of the Plan was automatically adjusted to “15,000,000” pursuant to the terms of the Plan, as a result of the Company’s 2-for-1 stock split effected in the form of a stock dividend on September 28, 2007; and
     WHEREAS, the Company desires to amend the Plan in certain respects;
     NOW, THEREFORE, the Plan shall be amended as follows, effective May 13, 2009, subject to stockholder approval:
1. The number “25,500,000” shall be substituted for the number “15,000,000” in the first sentence of Section 4(a) of the Plan.
2. As amended hereby, the Plan is specifically ratified and reaffirmed.
3. The validity, interpretation, construction and enforceability of this Amendment shall be governed by the laws of the State of Texas, without reference to principles of conflict of laws.
4. Except as amended by this Amendment, the Plan shall remain in full force and effect.

Appendix II
NATIONAL OILWELL VARCO, INC.
LONG-TERM INCENTIVE PLAN
(as amended and restated as of May 17, 2005)
SECTION 1. Purpose of the Plan.
     The National Oilwell Varco, Inc. Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of National Oilwell Varco, Inc., a Delaware corporation (the “Company”), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.
SECTION 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Award” shall mean an Option, Restricted Stock, Performance Award, Phantom Share, Stock Payment, or SAR.
     “Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     “Board” shall mean the Board of Directors of the Company, as constituted from time to time.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
     “Committee” shall mean the administrator of the Plan in accordance with Section 3, and shall include reference to the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan), the Board or subcommittee, as applicable.
     “Consultant” shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.
     “Director” shall mean any member of the Board who is not an Employee.
     “Employee” shall mean any employee of the Company or a Subsidiary or a parent corporation.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Fair Market Value” shall mean, as of any applicable date, the last reported sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.
     “Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.
     “Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     “Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.
     “Performance Award” shall mean any right granted under Section 6(c) of the Plan.
     “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, operating unit or product line: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, customer or sales channel revenue or profitability, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, customer satisfaction, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will determine whether the foregoing criteria will be computed without recognition of (i) unusual or nonrecurring events affecting the Company or its financial statements or (ii) changes in applicable laws, regulations or accounting principles.
     “Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     “Phantom Shares” shall mean an Award of the right to receive Shares, cash equal to the Fair Market Value of such Shares or any combination thereof, in the Committee’s discretion, which is granted pursuant to Section 6(d) of the Plan.
     “Qualifying Event” shall mean a “change of control” of the Company or an Affiliate, as determined by the Committee, or, with respect to de minimus amounts, as determined in good faith by the Committee, such unusual circumstance as the Committee may determine from time to time in its sole discretion.
     “Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture, is subject to restrictions or is not exercisable by the Participant.
     “Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.
     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SAR” shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.
     “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
     “Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.
     “Stock Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 6(f) of the Plan.
     “Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.
SECTION 3. Administration.
     (a) The Committee. The Plan shall be administered by the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan). Notwithstanding the foregoing, Awards made to Directors shall be administered by the Board. The term “Committee” as used herein shall refer to the Compensation Committee (or other Board committee), the Board, or the subcommittee (as defined in paragraph (c) of this Section 3), as applicable.
     (b) Committee Powers. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person. However, the Committee’s authority to waive or accelerate the Restricted Period with respect to an Award shall be limited to a Qualifying Event.
     (c) Delegation to a Subcommittee. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more members of the Board or officers of the Company (the “subcommittee”), the authority to administer the Plan as to Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.
     (d) Modification of Awards. At any time after grant of an Award, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects:
     (1) accelerate the period during which the Award vests or becomes exercisable or payable; and
     (2) accelerate the time when applicable restrictions or risk of forfeiture or repurchase lapses; and
     (3) extend the period during which the Award may be exercised or paid; and
     (4) extend the term of any Award (other than the maximum 10 year term);
provided, that such action may be taken only in compliance with the requirements of Section 162(m) of the Code with respect to an Award that is intended to be performance-based compensation under Section 162(m) of the Code.
SECTION 4. Shares Available for Awards.
     (a) Shares Available. Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 7,500,000. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares tendered or withheld by the Company to satisfy tax withholding, exercise price or other payment obligations shall be available for issuance under future Awards, subject to the overall limitation provided in the first sentence above. Notwithstanding the foregoing, no more than 5% of the Shares that may be issued under the Plan may be issued pursuant to Stock Payments.
     (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     (c) Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
     (d) Individual Participant Limits. Subject to adjustment pursuant to the above paragraph (c), “Adjustments,” the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any calendar year shall not exceed 500,000; provided, however, that commencing January 1, 2005, to the extent the 500,000 Share limit is not awarded to any Participant with respect to any calendar year, the amount not so awarded but permitted for such Participant shall be available for award to such Participant during any subsequent calendar year. As a result, the maximum number of Shares pursuant to which Awards may be granted during any calendar year hereunder to any Participant may be greater than the 500,000 Share limit specified above only to the extent that such Shares were not awarded to such Participant during any preceding calendar year. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any calendar year shall not exceed $2,000,000.

SECTION 5. Eligibility.
     Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.
SECTION 6. Awards.
     (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (1) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.
     (2) Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement or by action subsequent to the grant the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months (unless such holding requirement is waived by the Committee), Shares issuable upon Option exercise, a “cashless-broker” exercise (through procedures approved by the Committee), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price and tax withholding obligation with respect thereto may be made or deemed to have been made. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may vest and be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action following the grant of the Option.
     (3) Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as a Non-Qualified Stock Option. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.
     (4) Substitution of Stock Appreciation Rights. The Committee, in its sole discretion, shall have to right to substitute a SAR for an Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 6(e) hereof; provided that such SAR shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.
     (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the Performance Criteria or other specified criteria, including the passage of time, if any, under which the Restricted Stock may vest or be forfeited to the Company, and the other terms and conditions of such Awards. However, except as provided in Section 6(b)(3) with respect to waivers, (i) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based on the achievement of Performance Criteria shall not be less than one year and (ii) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based solely on the passage of time shall not be less than three years.
     (1) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.
     (2) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

     (3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, upon or in connection with a Qualifying Event, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.
     (4) Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.
     (c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive all or part of such Award upon the achievement of such performance goals (based on the Performance Criteria or any other specified criteria) during such performance periods as the Committee shall establish with respect to the Award. However, except as provided in Section 6(c)(3) with respect to waivers, the minimum performance period shall not be less than one year. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.
     (1) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the Performance Criteria or other criteria upon which the performance goals are to be based, the length of any performance period and the amount of any Performance Award.
     (2) Payment of Performance Awards. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the performance period, or at such later deferral date elected by the Participant, in accordance with procedures established by the Committee with respect to such Award.
     (3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Performance Award, upon a Participant’s termination of employment or service, as applicable (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Performance Awards shall be forfeited by the Participant and re-

acquired by the Company. The Committee may, upon or in connection with a Qualifying Event, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Performance Award; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Performance Awards promptly after the applicable restrictions have lapsed or otherwise been satisfied.
     (d) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.
     (1) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including those linked to the Performance Criteria or other specified criteria, including the passage of time, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.
     (2) Dividend Equivalents. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
     (3) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Committee may, upon or in connection with a Qualifying Event, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code.
     (4) Payment of Phantom Shares. Phantom Shares may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the Restricted Period, or at such later deferral date elected by the Participant, in accordance with procedures established by the Committee with respect to such Award.
     (e) SARs. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. A SAR may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.
     (1) Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.
     (2) Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.
     (3) Method of Payment. The Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.
     (f) Stock Payments. Stock Payments may be awarded in such amount and may be based upon such Performance Criteria or other specific criteria, if any, determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
     (g) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of another entity or the assets of another entity. Such substitute awards may have exercise prices less than the Fair Market Value of a Share on the date of such substitution.
     (h) General.
     (1) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (2) Limits on Transfer of Awards.
     (A) Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.
     (B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

     (C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve.
     (3) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.
     (4) Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (5) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.
     (6) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.
     (i) Performance Based Compensation. The Committee shall determine which Awards are intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Committee shall establish performance goals applicable to those Awards based upon the attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. The Performance Criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, unit or product line thereof. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, following the completion of each specified performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
SECTION 7. Amendment and Termination.
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
     (1) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would (i) increase the total number of Shares that may be issued under the Plan, except as provided in Section 4(c) of the Plan, or (ii) permit the exercise price of any outstanding Option or SAR that is “underwater” to be reduced or for an “underwater” Option or SAR to be cancelled and replaced with a new Award.
     (2) Amendments to Awards. Subject to Paragraph (1) above and Section 3(b), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or change of control of the Company, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.
SECTION 8. General Provisions.
     (a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
     (b) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award, but only to the extent such withholding does not cause a charge to the Company’s financial earnings.
     (c) No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.
     (d) Unusual Transactions or Events. In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:
     (1) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8(d) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
     (2) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
     (3) To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
     (4) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
     (5) To provide that the Award cannot vest, be exercised or become payable after such event.
     (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.
     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (g) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.
     (h) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.
     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
     (j) Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.
SECTION 9. Effective Date of Plan.
     The Plan shall become effective as of the later of the date (i) it is approved by the stockholders of the Company and (ii) the merger between National-Oilwell Inc. and Varco International Inc. is effective. No Awards may be made prior to the effective date of the Plan.
SECTION 10. Term of the Plan.
     No Award shall be granted under the Plan after September 13, 2014, which is the 10th anniversary of the date this Plan was first adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

NATIONAL OILWELL VARCO, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
ON MAY 13, 2009
The undersigned hereby appoints Clay C. Williams and Dwight W. Rettig or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National Oilwell Varco, Inc. to be held on Wednesday, May 13, 2009, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 1, 2009 proxy statement.
This proxy is solicited on behalf of the board of directors of National Oilwell Varco, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all director nominees, for the ratification of the independent auditors and for the approval of the amendment to the National Oilwell Varco Long-Term Incentive Plan.
The undersigned acknowledges receipt of the April 1, 2009 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.
(Continued and to be signed on the reverse side)

Please date, sign and mail your proxy card back as soon as possible!

☒	Please mark your vote
as in this example.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

1.	The election of directors:
Merrill A. Miller, Jr.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

Greg L. Armstrong
	☐ FOR	☐ AGAINST	☐ ABSTAIN

David D. Harrison
	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Ratification of Independent Auditors:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of Amendment to the National Oilwell Varco Long-Term Incentive Plan

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature	Signature if held jointly

Date	Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)